    As filed with the Securities and Exchange Commission ________ ____, 1996

                                                       Registration No. ________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ----------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1993

                                  ----------

                            2CONNECT EXPRESS, INC.
                 (Name of Small Business Issuer in its Charter)



            FLORIDA                          5731                    65-0674664
(State or Other Jurisdiction of  (Primary Standard Industrial     (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)   Identification Number)


                             1700 N.W. 65TH AVENUE
                           PLANTATION, FLORIDA 33313
                                 (954) 797-7960
                           FACSIMILE: (954) 797-8636
                         (Address and Telephone Number
        of Principal Executive Offices and Principal Place of Business)


                                MARC D. FISHMAN
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             1700 N.W. 65TH AVENUE
                           PLANTATION, FLORIDA 33313
                           TELEPHONE: (954) 797-7960
                           FACSIMILE: (954) 797-8636
           (Name, Address and Telephone Number of Agent for Service)

                                  ----------

                                   Copies to:

         ARNOLD M. JAFFEE, ESQ.               CHARLES B. PEARLMAN, ESQ.
          ADORNO & ZEDER, P.A.          ATLAS, PEARLMAN, TROP & BORKSON, P.A.
        2601 SOUTH BAYSHORE DRIVE           200 EAST LAS OLAS BOULEVARD
              SUITE 1600                            SUITE 1900
         MIAMI, FLORIDA 33133              FORT LAUDERDALE, FLORIDA 33301
       TELEPHONE:  (305) 858-5555            TELEPHONE: (954) 763-1200
       FACSIMILE:  (305) 858-4777            FACSIMILE: (954) 766-7800


                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                                  ----------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                       CALCULATION OF REGISTRATION FEE



================================================================================================================
                                                       PROPOSED               PROPOSED
                                                    MAXIMUM OFFERING          MAXIMUM
  TITLE OF EACH CLASS OF          AMOUNT TO BE        PRICE PER          AGGREGATE OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED       REGISTERED          SECURITY(1)              PRICE            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share (2) ...........     1,150,000 Shs.        $ 8.00                $9,200,000             $2,787.88
---------------------------------------------------------------------------------------------------------------
Redeemable Common Stock
Purchase Warrants (3).........       747,500 Wts.           .10                    74,750                 22.65
---------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share (4) (5)........       747,500 Shs.         12.00                 8,970,000              2,718.18
---------------------------------------------------------------------------------------------------------------
Underwriter's Warrants (6)....       115,000 Wts.           .01                     1,150                   .35
---------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share (7)............       115,000 Shs.          9.60                 1,104,000                334.55
---------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share (8)............            375,000          8.00                 3,000,000                909.09
---------------------------------------------------------------------------------------------------------------
Total                                                                                                 $6,772.70
================================================================================================================

(1) Estimated solely for purposes of computation of the registration fee pursuant to Rule 457.

(2) Includes 150,000 shares of Common Stock issuable upon exercise of the Underwriters' over-allotment option.

(3) Includes 97,500 Redeemable Common Stock Purchase Warrants ("Warrants") issuable upon exercise of the Underwriters' over-allotment option.

(4)   Represents shares of Common Stock issuable upon exercise of the Warrants.

(5) Pursuant to Rule 416, there are also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the Warrants.

(6) Includes 15,000 Underwriter's Warrants issuable upon exercise of the Underwriters' over-allotment option.

(7) Represents shares of Common Stock issuable upon exercise of the Underwriter's Warrants.

(8) Represents shares being registered for resale by certain shareholders of the Registrant.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A)
OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus: one to be used in connection with an offering of 1,000,000 shares of Common Stock and 650,000 Redeemable Common Stock Purchase Warrants (the "Prospectus") and one to be used in connection with the sale of 375,000 shares of Common Stock by certain selling stockholders (the "Selling Stockholder Prospectus"). The Prospectus and the Selling Stockholder Prospectus will be identical in all respects except for the alternate pages for the Selling Stockholder Prospectus included herein which are labeled "Alternate Page for Selling Shareholder Prospectus."

                            2CONNECT EXPRESS, INC.
                            CROSS REFERENCE SHEET
          Showing Location in Prospectus of Part I Items of Form SB-2

     Item Number and Heading
     in Form SB-2 Registration Statement             Location in Prospectus
     -----------------------------------             ----------------------
1.  Front of Registration Statement and Outside
    Front Cover Page of Prospectus................   Outside Front Cover Page

2.  Inside Front and Outside Back Cover Pages of
    Prospectus....................................   Inside Front Cover Page; Outside Back Cover Page

3.  Summary Information and Risk Factors..........   Prospectus Summary; Risk Factors

4.  Use of Proceeds...............................   Prospectus Summary; Use of Proceeds

5.  Determination of Offering Price...............   Outside Front Cover Page; Risk Factors; Underwriting


6.  Dilution......................................   Risk Factors; Dilution

7.  Selling Security Holders......................   Not Applicable

8.  Plan of Distribution..........................   Outside Front Cover Page; Underwriting

9.  Legal Proceedings.............................   Not Applicable

10. Directors, Executive Officers, Promoters
    and Control Persons...........................   Management; Principal Shareholders

11. Security Ownership of Certain Beneficial
    Owners and Management.........................   Management; Principal Shareholders

12. Description of Securities.....................   Risk Factors; Capitalization; Management; Description of
                                                     the Securities; Shares Eligible for Future Sale

13. Interest of Named Experts and Counsel.........   Legal Matters

14. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities...................................   Management

15. Organization Within Last Five Years...........   Management; Principal Shareholders; Certain
                                                     Transactions

16. Description of Business.......................   Prospectus Summary; Business

17. Management's Discussion and Analysis or Plan
    of Operation..................................   Management's Plan of Operation

18. Description of Property.......................   Proposed Business

19. Certain Relationships and Related Transactions   Certain Transactions

20. Market for Common Equity and Related
    Stockholder Matters...........................   Outside Front Cover Page; Risk Factors; Dividend Policy;
                                                     Description of the Securities; Shares Eligible for Future
21. Executive Compensation........................   Management; Executive Compensation

22. Financial Statements..........................   Financial Statements

23. Changes in and Disagreements With
    Accountants on Accounting and Financial
    Disclosure....................................   Not Applicable


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



     SUBJECT TO COMPLETION, DATED NOVEMBER ___, 1996


PROSPECTUS

                        1,000,000 SHARES OF COMMON STOCK
               650,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS


                             2CONNECT EXPRESS, INC.


     The 1,000,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), and 650,000 Redeemable Common Stock Purchase Warrants (the "Warrants") offered hereby are being issued and sold by 2Connect Express, Inc. ("2Connect" or the "Company"). Each Warrant entitles its holder to purchase one share of Common Stock at a price of $_____ per share (150% of the initial public offering price of the Common Stock), subject to adjustment in certain events at any time commencing ______, 1998 (one year from the date of the Prospectus) through _______, 2002 (five years from the date of this Prospectus). The Common Stock and Warrants will be separately tradeable as of the date of this Prospectus. Investors may purchase Common Stock, Warrants or both securities. Application has been made for inclusion of the Common Stock and Warrants on the Nasdaq Small Cap(R) market under the symbols CNCT and CNCTW, respectively.


     The Warrants may be redeemed by the Company at any time upon 20 days' notice commencing _______, 1998 (one year after the date of this Prospectus) at a price of $.01 per Warrant if the average closing bid price of the Common Stock is at least $_____ per share (170% of the initial public offering price of the Common Stock) for a period of 20 consecutive trading days ending within 10 days prior to the date the Warrants are called for redemption. See "Description of Securities--Redeemable Common Stock Purchase Warrants."


     Prior to this offering, there has been no public market for the Common Stock or Warrants and there can be no assurance that such a market will develop after the completion of this offering or, if developed, that it will be sustained. The initial public offering price of the Shares and the Warrants and the exercise price and other terms of the Warrants will be determined by agreement between the Company and Sovereign Equity Management Corporation (the "Managing Underwriter") and will not necessarily be related to the assets, book value or any other established criterion of value. See "Risk Factors" and
"Underwriting."   It is presently anticipated that the initial public offering price of the Common Stock will be between $6.00 and $8.00 per share and the initial public offering price of the Warrants will be between $.09 and $.11 per Warrant.

                               ----------------

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" ON PAGES 4 THROUGH 11 AND "DILUTION."

                               ----------------

     THE WARRANTS OFFERED HEREBY ARE NOT EXERCISABLE UNTIL ONE YEAR FROM THE DATE OF THIS PROSPECTUS. HOLDERS OF THE WARRANTS WILL BE ABLE TO EXERCISE THE WARRANTS ONLY IF A CURRENT PROSPECTUS UNDER THE SECURITIES ACT OF 1933 RELATING TO THE UNDERLYING SHARES OF COMMON STOCK IS THEN IN EFFECT AND SUCH SECURITIES ARE QUALIFIED FOR SALE OR EXEMPT FROM QUALIFICATION UNDER THE APPLICABLE SECURITIES LAWS OF THE STATES IN WHICH THE VARIOUS HOLDERS OF WARRANTS RESIDE. ALTHOUGH THE COMPANY HAS UNDERTAKEN TO USE ITS BEST EFFORTS TO MAINTAIN THE EFFECTIVENESS OF A CURRENT PROSPECTUS RELATING TO THE SHARES OF COMMON STOCK UNDERLYING THE WARRANTS, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO DO SO.

                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




===================================================================================================
                             Price to Public     Underwriting Discounts      Proceeds to Company(2)
                                                   and Commissions(1)
---------------------------------------------------------------------------------------------------
Per Share...............         $                      $                                $
---------------------------------------------------------------------------------------------------
Per Warrant.............         $                      $                                $
---------------------------------------------------------------------------------------------------
Total(3)                   $                      $                              $
===================================================================================================

(1) Does not reflect additional compensation to be received by the Underwriters in the form of: (i) a non-accountable expense allowance equal to 3% of the gross proceeds of this offering, and (ii) 100,000 warrants (the "Underwriter's Warrants") at an exercise price of $___ per warrant (120% of the initial public offering price of the Common Stock), exercisable for a period of four years, commencing one year after the effective date of the Registration Statement of which this Prospectus is a part. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(2) Before deducting expenses of the offering payable by the Company, estimated to be $550,000.

(3) The Company has granted to the Underwriters a 45-day option to purchase up to 150,000 additional shares of Common Stock and 97,500 additional Warrants upon the same terms and conditions offered hereby, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will be $________, $_______, and $________, respectively.  See "Underwriting."



     The Common Stock and Warrants are offered by the several Underwriters, subject to prior sale, when, as and if received and accepted by them, subject to their right to reject orders in whole or in part and subject to certain other conditions. It is expected that delivery of the Common Stock and the Warrants will be made against payment at the offices of Sovereign Equity Management Corporation, Boca Raton, Florida, on or about ____________, 1997.



                    SOVEREIGN EQUITY MANAGEMENT CORPORATION


______________, 1997

                          DEPICTION OF 2CONNECT STORE


IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OR WARRANTS OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.




The Company intends to furnish to its security holders annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                               PROSPECTUS SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and the financial statements, including the notes, thereto appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors." Unless otherwise indicated, all financial information and share data in this Prospectus assumes no exercise of the Underwriters' over-allotment option or the Underwriter's Warrants.

                                  THE COMPANY

     The Company, a development stage company which was incorporated in April 1996, intends to become a specialty retailer of Internet, cellular, PCS, paging, telephone, satellite and other communication-related services and products under the name "2Connect".

     Since inception, the Company has developed a business plan for the Company's operations and proposed expansion in South Florida; hired the executive and support personnel necessary to support the Company's proposed expansion in South Florida for the next six months; hired its first Market Developer, Store Manager, Assistant Store Manager, Web Master and other Sales Associates; developed a standard 2Connect store design for its shopping mall and power center stores; engaged a site selection and construction oversight contractor to aid the Company in selecting and securing store sites and to oversee store construction; entered into a lease for the first 2Connect store site location; commenced the development of its first 2Connect store; identified and commenced negotiations for eight additional 2Connect store site locations in South Florida; entered into agreements with service providers and product vendors; developed a marketing strategy; and raised an aggregate of $3,237,350 in net proceeds through private equity offerings. The Company expects to open its first 2Connect store in Coral Springs, Florida, in November 1996.

     The Company will seek to differentiate its 2Connect stores and establish a foundation for growth by emphasizing the following strategic elements:

      ONE-STOP SHOP. The 2Connect stores are intended to serve as a central retail location for customers to purchase Internet, cellular, paging, PCS, telephone and satellite TV services, in each instance from one or two leading service providers, and related products and accessories from an array of leading manufacturers. As an independent retailer, the Company will be able to select from among the available service providers and manufacturers in choosing services and products to offer its customers.

      QUALITY IN-STORE SERVICE. The Company believes that it will be able to attract and retain customers by providing a high level of service and consultation and by educating its customers as to the many benefits and advantages of the services and products offered by the Company.

      COMPETITIVE PRICING/VALUE TO CUSTOMERS. The Company believes that it will be able to offer savings to its customers by providing individualized communications solutions designed to meet its customers' particular needs. The Company will provide free in-store analysis of customers' communications and information service bills (Internet, cellular, PCS, paging, long distance telephone and TV programing), and advise customers of potential savings and ways to increase the value of their communications and information services. The Company also believes that it will be able to offer competitive pricing on products and accessories.

      ATTRACTIVE STORE DESIGN AND LAYOUT. The design and layout of the 2Connect stores is intended to be visually appealing and inviting, and functional in its presentation of the services and products to be offered.

      OPPORTUNITY TO SAMPLE SERVICES AND PRODUCTS. The 2Connect stores will provide customers with the opportunity to sample within the store many of the services and products available for sale, and Company personnel will be available to provide guidance and instruction for many of these services and products.

      INDEPENDENT DISTRIBUTION CHANNEL. The Company seeks to create, to the extent possible, an independent distribution channel for Internet, PCS, cellular, paging, long distance telephone, and satellite TV services and products that is capable of retailing any brand or type of such services or products, irrespective of advances in technology, changes in consumer preferences, shifts in service or product brand name recognition or changes in government regulation.

      QUALITY MANAGEMENT AND EMPLOYEES. The Company seeks to attract, develop and motivate its employees through competitive compensation, benefits and bonus programs, comprehensive training programs, and defined career paths and advancement opportunities. The Company has established a Market Development Program. Under this program, the Company will hire a Market Developer in each geographic market where the Company intends to establish 2Connect stores. These Market Developers will be selected on the basis of their retail operating experience, knowledge of the Company's proposed business and of the particular geographic market, and they will be responsible for overseeing and managing the development of 2Connect stores within their respective geographic markets, including the financial performance of the 2Connect stores, store operations, product and service pricing, and promotional activities. Market Developers will be compensated based upon the financial performance of the 2Connect stores under their supervision. The Company believes that its Market Development Program will provide incentive to the Market Developers to actively manage and develop 2Connect stores and dedicate Company resources to maintain the good will of 2Connect customers who have subscribed for services through 2Connect, and will enhance its ability to open new 2Connect stores.

     The Company expects that the 2Connect stores will generate revenue from four primary sources. The Company expects to receive an activation commission from Internet on-line service providers, cellular and PCS telephone service carriers, pager service carriers, and long distance telephone service carriers when a customer initially subscribes for the related services. The amount of the activation commission paid by the service carriers is based upon various service plans offered by these carriers. The second source of revenue the Company expects to receive is from monthly payments made by the service carriers to the Company based upon a percentage of the customers' usage. These payments, generally referred to as residual payments, are calculated based on the amount of the service billings generated by the base of customers activated by the Company on the particular service provider's system. The third source of revenue the Company expects to receive is from the sale of in-store services such as use of Internet stations, creation of web pages, and technician consulting. The fourth source of revenue the Company expects to receive is from the sale of the various hardware products, accessories, and information services offered at the 2Connect stores.

     The Company's executive offices are located at 1700 N.W. 65th Avenue, Plantation, Florida 33313. The Company's telephone number is (954) 797-7960.

                                  THE OFFERING




Common Stock Offered by the Company....................        1,000,000 shares

Redeemable Common Stock Purchase Warrants Offered
by the Company.........................................        650,000 Warrants

Common Stock to be Outstanding after this Offering.....        6,410,000 shares of Common Stock(1)

Warrants to be Outstanding after this Offering.........        650,000 Warrants

Use of Proceeds........................................        The Company intends to apply the
                                                               net proceeds from this offering to
                                                               the development of 2Connect
                                                               stores; organizational, general
                                                               and administrative expenses; and
                                                               working capital and general
                                                               corporate purposes.  See "Use of
                                                               Proceeds."

Risk Factors...........................................        An investment in the Common Stock
                                                               and Warrants offered hereby
                                                               involves a high degree of risk.
                                                               See "Risk Factors."

Proposed NASDAQ Small Cap(R) Market Symbols:

Common Stock...........................................        CNCT

Warrants...............................................        CNCTW

-----------
(1) Excludes (i) 650,000 shares of Common Stock underlying the Warrants which have an exercise price equal to $___ per share; (ii) 598,000 shares issuable upon exercise of stock options outstanding with a weighted average price of $.80 per share; (iii) 1,402,000 shares reserved for issuance upon exercise of options that may be granted under the Company's 1996 Stock Option Plan; (iv) 100,000 shares of Common Stock reserved for issuance upon exercise of options that may be granted under the Company's Directors' Option Plan; and (v) 100,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants (exercise price $____). See "Executive Compensation--Director Compensation", "--1996 Stock Option Plan", "Description of Securities--Warrants" and Note 6(a) of Notes to Financial Statements.

CONCURRENT OFFERING

     The Registration Statement, of which this Prospectus forms a part, contains a separate prospectus with respect to a concurrent offering (the "Concurrent Offering") by certain selling shareholders of 375,000 shares (the "Shelf Registration Shares") of Common Stock. The holders of the Shelf Registration Shares have agreed not to, directly or indirectly, sell, transfer, hypothecate, or otherwise encumber their Shelf Registration Shares for a period of 180 days following the date of consummation of the Concurrent Offering. See "Risk Factors--Shares Eligible For Future Sale".

                                 RISK FACTORS

     Prospective investors should carefully consider the factors set forth below, in addition to the other information contained in this Prospectus, in evaluating the Company and its proposed business before making an investment decision.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK.

     This Prospectus contains many forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements regarding, among other items, (i) the Company's proposed business and (ii) the Company's expansion strategy. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described in
"Risk Factors."   In light of these risks and uncertainties, there can be no assurance that the results anticipated by the forward-looking information contained in this Prospectus will in fact transpire.

RECENT ORGANIZATION; DEVELOPMENT STAGE COMPANY; ANTICIPATED OPERATING LOSSES.

     The Company was organized in April 1996, and is in the development stage. The Company has not yet commenced operations of any 2Connect stores, has not generated any operating revenue to date, and will not generate any revenue from operations until after the Company opens its first 2Connect store, which the Company anticipates will occur in November 1996. Because the Company intends to increase its level of activities substantially following the consummation of this offering and, in connection therewith, will incur significant costs and expenses relating to the opening of the 2Connect stores, the Company anticipates that it will incur losses until, at the earliest, the Company establishes a number of 2Connect stores generating sufficient revenue to offset its operating costs and the costs of its proposed continuing expansion. There can be no assurance that the Company will be able to successfully establish any 2Connect stores or a sufficient number of stores to generate meaningful revenue or achieve profitable operations. The Company is subject to numerous risks, expenses, problems and difficulties typically encountered in establishing a new business. See "Proposed Business."

PROPOSED PLAN OF OPERATION.

     The Company's proposed plan of operation and prospects are dependent upon, among other things, achieving market acceptance of the 2Connect retail concept, hiring and retaining skilled management, market managers, store managers, and other personnel, identifying and acquiring suitable 2Connect store sites, identifying in a timely manner the type or types of 2Connect stores on which the Company should focus its development efforts, identifying and engaging reliable construction contractors, in a timely manner developing and constructing 2Connect stores, procuring supply contracts favorable to the Company pursuant to which the Company will offer to its customers Internet, cellular, PCS, paging, telephone, satellite and other communication services, procuring product supply contracts favorable to the Company, and successfully
managing growth, if any.   The Company has no experience in developing or
operating 2Connect stores, or in developing a retail 2Connect store system, and the lack of success or closing of any 2Connect stores developed by the Company (and any continuing lease obligations and/or the write-off of non-recoverable construction and development costs) could have a material adverse effect upon the Company. There can be no assurance that the Company will be able to successfully implement its business plan or that unanticipated expense, problems or difficulties will not result in material delays in its implementation. In the event that the Company is not successful in implementing its business plan, purchasers of the Common Stock or Warrants offered hereby could lose all or a substantial portion of their investment.
See "Proposed Business."

POSSIBLE NEED FOR ADDITIONAL FINANCING.

     The Company is dependent upon the proceeds of this offering, existing cash, anticipated supplier incentives, and cash flow from operations, if any, and other financing to implement its proposed business plan. The Company believes that the proceeds from the sale of the Shares and Warrants offered hereby will enable the Company to satisfy its anticipated financing needs for a period of at least 12 months following this offering. However, the capital requirements relating to implementation of the Company's business plan will be significant. Based on the Company's current assumptions relating to implementation of its business plan (including the timetable of, and cost associated with store development), the Company will seek to develop, utilizing the proceeds of this offering, existing cash, certain anticipated supplier incentives, and cash flow from operations, if any, 11-16 stores during the 12 months following consummation of this offering. If the Company's plans change, its assumptions prove to be inaccurate, or the capital resources available to the Company otherwise prove to be insufficient to implement its business plan (as a result of unanticipated expenses, problems or difficulties, or otherwise), the Company will be required to seek additional financing or curtail its activities. There can be no assurance that the Company will have sufficient capital resources to permit the Company to open the number or type of stores currently planned or to otherwise implement such plan. Although the Warrants will be outstanding upon the consummation of this offering, the Warrants will not be exercisable for a period of 12 months from the date of this Prospectus and, in any event, the Company will not be able to depend on the exercise of the Warrants to provide additional capital at least until such time, if any, as the market price of the Common Stock exceeds the exercise price of the Warrants. There can be no assurance that the market price of the Common Stock will ever reach such level or that the Warrants will be exercised. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Any additional financing may involve substantial dilution to the interests of the Company's then existing shareholders.

RAPID EXPANSION; GROWTH STRATEGY.

     The Company plans to pursue an aggressive growth strategy, the success of which will depend upon its ability to develop and open 2Connect stores, and to operate them profitably. The Company intends to open its first store in November 1996, and expects to develop and open between 11-16 stores during the 12 months following consummation of this offering, although there can be no assurance that it will be able to do so. The Company's planned expansion will present numerous operational and competitive challenges to the Company's senior management and employees. The members of the Company's management team have limited experience in developing or successfully operating new business concepts. There can be no assurance that the Company's management will be successful in developing or operating 2Connect stores in accordance with the Company's business plan. See "Proposed Business -- Store Location and Expansion Strategy."

     Achievement of the Company's expansion plans will depend in part upon its ability to: (i) obtain suitable sites at acceptable costs in potentially highly competitive real estate markets; (ii) compete successfully in new markets;
(iii) hire, train, and retain qualified personnel, including Market Developers who are able to develop and manage new markets; (iv) integrate new 2Connect stores into existing services controls, distribution, inventory and information systems; (v) maintain service quality controls; and (vi) estimate costs and avoid significant cost overruns. The Company will incur significant start-up costs in connection with opening new 2Connect stores, including costs associated with construction, inventory, fixtures and equipment, and employee training. There can be no assurance that the Company will achieve its planned expansion goals, manage its growth effectively, or operate its 2Connect stores profitably. The failure of the Company to achieve its expansion goals on a timely basis, if at all, manage its growth effectively, or operate stores profitably would have a material adverse effect on the Company's results of operations. See "Use of Proceeds," "Management's Plan of Operation" and "Proposed Business--Store Location and Expansion Strategy."

     The Company may incur substantial expenses identifying and investigating proposed areas of store development. There can be no assurance that any expenditures for investigating proposed areas for store development will ever be recouped. As of the date of this Prospectus, the Company has only undertaken to open stores in South Florida. The Company has not identified areas outside of South Florida where additional 2Connect stores will be built, nor has it conducted the necessary diligence or secured locations, local government permits, construction contractors, Market Developers, store personnel, or service providers for any 2Connect stores in geographic markets outside South Florida.

SERVICE PROVIDER RELATIONSHIPS.

     The Company's ability to operate successfully and to pursue its expansion plans will depend in part upon its ability to establish and maintain good relationships with third-party providers of the various services and products to be offered at the 2Connect stores. The Company has no operating history of working with these service providers. These service providers may choose to directly compete against the Company in delivering their services to consumers, and, as a result, decide to stop offering their services through the Company, which would have a material adverse effect upon the Company's business and prospects. See "Proposed Business -- Service Provider Contracts" and "Competition."

RELIANCE ON KEY PERSONNEL.

     The Company's success will depend to a large degree upon the efforts and abilities of its officers and key management employees, particularly Marc Fishman, the Company's Chairman, Chief Executive Officer and President, Steve Stedman, the Company's Vice President-Finance and Controller, Michael Wichelns, the Company's Vice President-Operations, Jeff Manly, the Company's Vice President-Merchandising, and Kevin Killoran, the Company's Manager of Marketing and Store Development. The loss of the services of one or more of its key employees could have a material adverse effect on the Company's business and prospects. The Company has entered into employment and noncompetition agreements with each of its officers (except for Marc Fishman, whose Employment Agreement does not limit his right to compete with the Company). Additionally, in order to implement its plan of operation, the Company will be dependent upon its ability to hire qualified Market Developers, store managers and other employees. There can be no assurance that the Company will be able to hire and retain additional qualified and competent personnel on terms suitable to the Company, or that the people retained will perform to the standards the Company will need to successfully execute its strategy. See "Proposed Business--Business Strategy," "-- Employees," and "Management--Executive Officers and Directors."

RISK OF OBSOLESCENCE.

     The communications industry is characterized by rapidly changing technology and frequent new service and product introductions. The Company's success will depend upon its ability to identify and market those services and products which are in demand. The Company's success will also be affected by its ability to effectively manage its product inventory levels, and minimize the levels of slow-moving and obsolete products. See "Proposed Business--Management Information Systems."

RAPID ADVANCES OF INDUSTRY.

     The communications and information industries are fast paced and rapidly changing. There can be no assurance that the Company's plans as they exist today will be viable in the future. Shifts in technology, consumer buying patterns, and government regulations could hinder the Company's strategy and growth plans.

NEW CONCEPT; UNCERTAINTY OF MARKET ACCEPTANCE.

     Mass marketing of Internet, cellular, paging, telephone and satellite services and related products is a relatively new concept and, consequently, although there is market demand for these services and products, the level of market acceptance of a retailer that focuses exclusively on these services and related products is subject to uncertainty. Moreover, the 2Connect name is not a recognized brand. The Company has not conducted and does not plan to conduct concept feasibility or market studies. In addition, the Company has no marketing experience, has not engaged in any marketing activity to date, and has not formulated a definitive marketing plan. There can be no assurance that the Company will be able to formulate a successful marketing plan or that there will be significant market acceptance of the 2Connect stores. The Company lacks reliable data regarding the level of demand for and market acceptance of the 2Connect store concept. The Company believes that the third party service providers of Internet, cellular, PCS, paging, telephone and satellite TV services are the most widely recognized and utilized retailers of such services. The Company also believes that a wide variety of retailers have already developed reputations for offering certain Internet, cellular, PCS, paging, telephone and satellite TV services and/or products. Accordingly, achieving consumer awareness of the 2Connect concept is likely to require substantial effort and expenditures by the Company, and there can be no assurance that the Company will be successful in this regard. See "Proposed Business."


BROAD DISCRETION AS TO USE OF PROCEEDS; POTENTIAL CHANGE IN USE OF PROCEEDS.

     Substantially all of the anticipated net proceeds of this offering will be allocated to the development of 2Connect stores, working capital and other corporate purposes. Accordingly, Management will have broad discretion with respect to the expenditure of the net proceeds of this offering. Purchasers of the securities offered hereby will be entrusting their funds to the Company's management, upon whose judgment such purchasers must depend.

     Notwithstanding its plan to develop its business as described in this Prospectus, future events, including the problems, expenses, difficulties, complications and delays frequently encountered by businesses, as well as changes in the economic climate or changes in the distribution of communications and information technology, may make the reallocation of funds necessary or desirable. Any such reallocation will be at the discretion of the Board of Directors. No assurance can be given that any such reallocation, can or will be successful.

COMPETITION.

     The Company is subject to intense competition from existing channels of distribution, such as service providers, dealers, and retailers. There can be no assurance that the Company will be able to compete effectively. It is conceivable that existing retailers could alter their business strategies to compete more effectively in the communications and information services category. Additionally, other start-up operations could open in the Company's targeted markets, thus hindering the Company's growth plans.

     The Company believes that if it is correct that there is a need for accessible retail locations to provide mass market customers with Internet, cellular, paging, telephone, and satellite services, other existing retailers will focus on this emerging market, new retailers such as the Company will emerge to service portions or all of this market, and carriers will seek to horizontally integrate through entry into the market. On September 11, 1996, Sprint Corp. announced that it will provide one-stop shopping for phone services, paging services, prepaid phone cards, Internet access, long-distance service and eventually local phone service in about 300 square feet of each of the 6,800 Radio Shack stores. See "Proposed Business--Competition."

CONTROL BY MARC D. FISHMAN.


     Upon completion of this offering, Marc D. Fishman, the Company's Chairman, Chief Executive Officer and President, will own approximately 20.3% (approximately 19.8% if the Underwriters exercise their over-allotment option in full) of the outstanding shares of the Common Stock. Pursuant to a ten-year Voting Trust entered into in June 1996, Mr. Fishman will have the right to vote approximately 48.4% (approximately 47.3% if the Underwriters exercise their over-allotment option in full) of the outstanding shares of the Common Stock. Accordingly, the Company anticipates that Mr. Fishman is likely to continue to have the ability to control the Company and direct its affairs and business.

IMMEDIATE AND SUBSTANTIAL DILUTION.

     Purchasers of the Common Stock offered hereby will experience immediate and substantial dilution of $5.65 per share in the net tangible book value of their shares. See "Dilution."

ABSENCE OF PRIOR PUBLIC MARKET; DETERMINATION OF OFFERING PRICE; POSSIBLE VOLATILITY OF STOCK PRICE.

     Prior to this offering, there has been no public market for the Common Stock or the Warrants. There can be no assurance that active trading markets will develop or, if developed, be sustained upon completion of this offering, or that the market prices of the Common Stock or the Warrants will not decline below the initial public offering prices. The initial public offering prices of the Common Stock and the Warrants will be determined by negotiation between the Company and the Underwriters, do not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value, and may not be indicative of the prices of the Common Stock or the Warrants that may prevail in the public market after this offering. Securities of issuers having relatively limited capitalization or securities recently issued in an initial public offering are particularly susceptible to volatility based on the short term trading strategies of certain investors. See "Underwriting."

POSSIBLE DELISTING FROM THE NASDAQ STOCK MARKET AND MARKET LIQUIDITY; LIMITED UNDERWRITING HISTORY.

     The Company's Common Stock and Warrants are expected to be initially included in the Nasdaq Small Cap(R) Market. If the Company is unable to satisfy Nasdaq's requirements for continued listing, the Common Stock and Warrants may be delisted from The Nasdaq SmallCap(R) Market. In such event, trading, if any, in such securities would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the OTC Bulletin Board, established for securities that do not meet the Nasdaq SmallCap(R) Market listing requirements. Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company, if any, and lower prices for the Company's securities than might otherwise be attained.

     A significant number of shares of Common Stock and Warrants may be sold to customers of the Underwriters. Such customers may subsequently engage in the sale or purchase of the securities through or with the Underwriters. Although they have no obligation to do so, the Underwriters may become market makers and otherwise effect transactions in securities of the Company, and, if they participate in such market, may be dominating influences in the trading of the securities. The prices and the liquidity of the securities may be significantly affected by the degree, if any, of the participation of the Underwriters in such market, should a market arise.

     Sovereign Equity Management Corporation, the Managing Underwriter for this offering, was registered as broker dealer in 1987. The Managing Underwriter has only participated in one public offering as a manager. The Managing Underwriter intends, though is not obligated, to make a market in the Common Stock of the Company and in the Warrants upon completion of this offering. Prospective purchasers of Common Stock or Warrants offered hereby should consider the limited experience of the Managing Underwriter in evaluating an investment in the securities of the Company. See "Underwriting."

RISKS OF LOW-PRICED STOCKS; PENNY STOCK REGULATIONS.

     If the Company's securities were delisted from the Nasdaq SmallCap(R) Market, they may become subject to Rule 15g-9 under the 1934 Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's Common Stock and

Warrants and may affect the ability of purchasers in this offering to sell any of the Common Stock or Warrants acquired pursuant to this Prospectus in the secondary market.

     The regulations of the Securities and Exchange Commission (the "Commission") define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. The penny stock restrictions will not apply to the Company's Common Stock or Warrants if the Common Stock is listed on The Nasdaq SmallCap(R) Market and has certain price and volume information provided on a current and continuing basis or meets certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. If the Company's Common Stock or Warrants were subject to the rules on penny stocks, the market liquidity for the Common Stock or Warrants could be severely adversely affected.

WARRANTS TO BE OUTSTANDING.

The Company has agreed to sell Warrants covering up to 650,000 shares of Common Stock, exercisable at a price of ____ per share (150% of the initial public offering price of the Common Stock). The Warrants are exercisable for a period of five years commencing one year from the date of this Prospectus. For the term of the Warrants, the holders thereof are given an opportunity to profit from a rise in the market price of the Company's Common Stock, with a resulting dilution in the interests of the then existing shareholders. The terms on which the Company may obtain additional financing during that period may be adversely affected by the existence of such securities. The holders of the Warrants may exercise them at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided by the Warrants. See "Description of Securities--Redeemable Common Stock Purchase Warrants."

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS.

     Commencing one year from the date of this Prospectus, the Warrants may be redeemed by the Company at a redemption price of $.01 per Warrant upon not less than twenty (20) days' written notice, if the average closing bid price of the Common Stock is at least $______ during the twenty (20) consecutive trading days ending within ten (10) days of the date the Warrants are called for redemption. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holder to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the
Warrants.   If holders of the Warrants elect not to exercise the Warrants upon notice of redemption thereof, and the Warrants are subsequently redeemed prior to exercise, the holders thereof would lose the benefit of the difference between the market price of the underlying Common Stock as of such date and the exercise price of such Warrants, as well as any possible future price appreciation in the Common Stock. As a result of an exercise of the Warrants, existing shareholders may be diluted and the market price of the Common Stock may be adversely affected. If a Warrantholder fails to exercise his rights under the Warrants prior to the date set for redemption, then the Warrantholder will be entitled to receive only the redemption price, $.01 per Warrant. See "Description of Securities--Redeemable Common Stock Purchase Warrants."

CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS.

     Holders of the Warrants will only be able to exercise the Warrants if (a) a current prospectus under the Securities Act relating to the shares of Common Stock issuable upon exercise of the Warrants is then in effect and (b) such securities are qualified for sale or exemption from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken to use its best efforts to maintain the effectiveness of a current prospectus covering the Common Stock underlying the Warrants, and may not call the Warrants for redemption unless there is a current and effective registration statement covering the issuance of the Common Stock upon exercise of the Warrants, there can be no assurance that the Company will be able to do so. Unless there is an effective and current registration statement covering the issuance of the Common Stock upon exercise of the Warrants, the Company will not accept payment for, or issue Common Stock with respect to, the exercise of any Warrants, and any payments made by a Warrant holder will be refunded by the Company. The value of the Warrants may be greatly reduced if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders of Warrants reside. See "Description of Securities--Redeemable Common Stock Purchase Warrants."

     The Company has registered or qualified the Warrants for sale in a limited number of states. Although the Company is not aware of any states which prohibit the registration or qualification of securities of the type offered by the Company and anticipates that it will qualify for available after-market exemptions in a majority of states within several months after the completion of this offering, there can be no assurance that an exception permitting the exercise of the Warrants will be available in any jurisdiction other than those in states which the Common Stock and Warrants were initially registered or are exempt from registration at the time a holder seeks to exercise Warrants.

UNDERWRITER'S WARRANTS

     In connection with the offering, the Company will sell to the Managing Underwriter, for nominal consideration, warrants to purchase an aggregate of 100,000 shares of Common Stock (the "Underwriter's Warrants"). The Underwriter's Warrants will be exercisable for a period of four years, commencing one year after the date of closing of this offering, at an exercise price of 120% of the initial public offering price of the Common Stock. The holders of the Underwriter's Warrants will have the opportunity to profit from a rise in the market price of the Common Stock, if any, without assuming the risk of ownership. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriter's Warrants are outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Underwriters' Warrants.

     The Managing Underwriter has "piggyback" and demand registration rights with respect to the Common Stock underlying the Warrants subject to the Underwriter's Warrants. Any future exercise of these registration rights could impair the Company's ability to raise capital through the public sale of its securities. See "Dilution," "Shares Eligible for Future Sale" and "Underwriting."

SHARES ELIGIBLE FOR FUTURE SALE.

     Sales of a substantial number of shares of Common Stock into the public market following this offering could materially adversely affect the prevailing market price for the Common Stock. Upon completion of this offering, the Company will have outstanding 6,410,000 shares of Common Stock. Of outstanding shares, the 1,000,000 shares sold in this offering will be freely tradeable without restriction under the Securities Act, unless purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act.
Of the other 5,410,000 outstanding shares of Common Stock, 375,000 shares (the "Shelf Registration Shares") of Common Stock have been registered for resale to the public by certain stockholders pursuant to the Selling Stockholder Prospectus and, subject to the lock-up agreement with the Underwriters, will be freely tradeable without restriction under the Securities Act. The Shelf Registration Shares are subject to a lock-up agreement with the Underwriters under which the holders of the Shelf Registration Shares have agreed not to sell or otherwise dispose of any of their Shelf Registration Shares for 180 days after the date of this Prospectus without the prior written consent of the Managing Underwriter. Of such 5,035,000 remaining outstanding shares of Common
Stock: (i) 1,300,000 shares will become eligible for sale under Rule 144 promulgated under the Securities Act ("Rule 144") on April 19, 1998; (ii) 600,000 shares will become eligible for sale under Rule 144 on April 20, 1998;
(iii) 1,505,000 shares will become eligible for sale under Rule 144 on May 15, 1998; (iv) 505,000 shares will become eligible for sale under Rule 144 on May 17, 1998; and (v) 1,125,000 shares will become eligible for sale under Rule 144 on August 30, 1998.

     Upon consummation of this offering, the Company will have 2,850,000 shares of Common Stock reserved for issuance, which figure includes: (i) 650,000 shares of Common Stock issuable upon exercise of the Warrants; (ii) 598,000 shares of Common Stock issuable upon exercise of stock options (weighted average exercise price $.80 per share); (iii) an aggregate of 1,502,000 shares of Common Stock reserved for issuance upon exercise of options that may be granted under the Company's 1996 Stock Option Plan and 1996 Director's Stock Option Plan; and (iv) 100,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants.

     The Company intends to file registration statements on Form S-8 under the Securities Act to register up to 2,100,000 shares of Common Stock reserved for issuance under its 1996 Stock Option Plan and the Director's Option Plan, thus permitting the resale of such shares by nonaffiliates in the public market without restriction under the Securities Act.

     All of the Company's officers, directors and shareholders owning more than 1% of the Company's outstanding Common Stock have agreed not to sell or otherwise dispose of any of their shares of Common Stock for a period for a period of 24 months from the date of this Prospectus without the prior written consent of the Managing Underwriter and the Company.

     Prior to this offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Description of Securities," "Management - Director Compensation," "Management -- 1996 Option Plan," "Underwriting" and "Shares Eligible for Future Sale."

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 1,000,000 shares of Common Stock and the 650,000 Warrants offered hereby, after deducting underwriting discounts and estimated offering expenses, are estimated to be approximately $5,808,500 (approximately $6,730,482 if the Underwriters' over-allotment option is exercised in full) based on an assumed initial public offering price of $7.00 per share of Common Stock and $.10 per Warrant. The Company intends to use such proceeds as follows:



                                                                                                     Approximate
                                                                            Approximate             Percentage of
Application of Proceeds                                                    Dollar Amount            Net Proceeds
-----------------------                                                    -------------            -------------
Store development(1)........................................                $3,500,000                 60.0%

Organizational, general and administrative costs(2).........                   500,000                  9.0%

Working capital and general corporate purposes..............                 1,808,500                 31.0%
                                                                            ----------                -----
        Total...............................................                 5,808,500                100.0%
                                                                            ==========                =====

----------
(1) Represents those proceeds from this offering which comprise part of the estimated costs relating to opening 11-16 2Connect stores, which includes site selection costs; leasehold improvements; furniture, fixtures and equipment; signage; opening store inventories; store development, related professional fees and expenses and certain store pre-opening expenses, including salaries, training, travel, advertising, and promotion, but excludes lease payments. See "Proposed Business -- Proposed Store Locations and Expansion Strategy."
(2) Represents those proceeds from this offering which comprise part of the estimated costs in connection with the Company's administrative operations, including employee compensation, headquarter lease and utilities, professional services, and miscellaneous corporate expenses.

     If the Underwriters exercise their over allotment option in full, the Company will realize additional net proceeds of approximately $921,982.50, which will be applied to working capital.

     Pending use of the net proceeds for the above purposes, the Company intends to invest such funds in short-term, investment-grade, interest-bearing obligations.

     The Company anticipates that the proceeds, if any, received from any exercise of the Warrants or the Underwriter's Warrants will be utilized for working capital and other corporate purposes.

     The Company believes that the proceeds from the sale of Common Stock and Warrants offered hereby will enable the Company to satisfy its anticipated financing needs for a period of at least 12 months following this offering. However, the capital requirements relating to implementation of the Company's business plan will be significant. Based on the Company's current assumptions relating to implementation of its business plan (including the timetable of, and cost associated with, store development), the Company will seek to develop, utilizing the proceeds of this offering, existing cash, certain anticipated supplier incentives, and cash flow from operations, if any, 11-16 stores during the 12 months following consummation of this offering. If the Company's plans change, its assumptions prove to be inaccurate, or the capital resources available to the Company otherwise prove to be insufficient to implement its business plan (as a result of unanticipated expenses, problems or difficulties, or otherwise), the Company would be required to seek additional financing or curtail its activities. There can be no assurance that the Company will have sufficient capital resources to permit the Company to open the number or type of 2Connect stores proposed in its business plan or to otherwise implement such plan.


                                DIVIDEND POLICY

     The Company has never paid any dividends. The Company anticipates that future earnings, if any, will be retained to finance the continuing development of its business. Accordingly, the Company does not anticipate paying any cash dividends on its Common Stock in the foreseeable future.

                               CAPITALIZATION

     The following table sets forth the capitalization of the Company at September 30, 1996, (i) on an actual basis and (ii) as adjusted to reflect the sale of the 1,000,000 shares of Common Stock and 650,000 Warrants offered by the Company hereby (at an assumed initial public offering price of $7.00 per share of Common Stock and $.10 per Warrant), and the application of the net proceeds therefrom. See "Use of Proceeds."



                                                         SEPTEMBER 30, 1996
                                                     ---------------------------
                                                        ACTUAL      AS ADJUSTED
                                                     ------------  -------------
SHAREHOLDERS' EQUITY:
Common stock, $0.01 par value.  Authorized
  25,000,000 shares;  issued and outstanding
  5,410,000 shares actual and 6,410,000
  shares as adjusted (1)........................      $   54,100     $   64,100
Additional Paid-in capital......................       3,194,950      8,993,450

Deficit accumulated during the development
   stage........................................        (375,137)      (375,137)
                                                      ----------     ----------
                                                       2,873,913      8,682,413
Less subscriptions receivable...................         (11,700)       (11,700)
                                                      ----------     ----------
   Total shareholders' equity...................       2,862,213      8,670,713
                                                      ----------     ----------
   Total capitalization.........................      $2,862,213     $8,670,713
                                                      ==========     ==========

-------------
(1) Does not include 598,000 shares of Common Stock subject to options outstanding at September 30, 1996 having a weighted average exercise price of $.80 per share . See "Management--Director Compensation," "Management--1996 Stock Option Plan," "Executive Compensation--Option Grants," and Note 6(a) of Notes to Financial Statements.

                                   DILUTION

     The net tangible book value of the Company as of September 30, 1996 was approximately $2,862,213 or $0.53 per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets of the Company less total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the 1,000,000 shares of Common Stock and 650,000 Warrants offered hereby at an assumed initial public offering price of $7.00 per share and $.10 per Warrant, respectively, and the receipt by the Company of the net proceeds therefrom, the pro forma net tangible book value of the Company as of September 30, 1996 would have been $8,670,713 or $1.35 per share. This represents an immediate increase in pro forma net tangible book value of $0.82 per share to existing shareholders and an immediate dilution of $5.65 per share to new investors ("New Investors") purchasing shares of Common Stock in this Offering. The following table illustrates this per share dilution:



Assumed initial public offering price per share..............................          $7.00

  Net tangible book value per share before offering..........................   $0.53
  Increase in net tangible book value per share attributable to New Investors    0.82
                                                                                -----
Pro forma net tangible book value per share after offering...................           1.35
                                                                                       -----
Dilution per share to New Investors..........................................          $5.65
                                                                                       =====

     The following table summarizes, as of September 30, 1996, the number of shares of Common Stock purchased from the Company, the total cash consideration paid, and the average price per share paid by existing shareholders and to be paid by purchasers of shares of Common Stock offered hereby at an assumed initial offering price of $7.00 (before deducting the underwriting discounts and commissions and estimated offering expenses):



                                SHARES PURCHASED      TOTAL CASH CONSIDERATION    AVERAGE
                              ---------------------  --------------------------  PRICE PER
                               NUMBER    PERCENTAGE     AMOUNT      PERCENTAGE     SHARE
                              ---------  ----------  ------------  ------------  ---------
Existing shareholders....     5,410,000     84.4%      $ 3,762,050      35%         $0.70

New investors............     1,000,000     15.6         7,000,000      65           7.00
                              ---------     ------     -----------    ----
        Total............     6,410,000      100%      $10,762,050     100%
                              =========     ======     ===========    ====

     If the Underwriters' over-allotment option is exercised in full, the number and percentage of shares purchased by New Investors will be 1,150,000 and 17.5%, respectively, the amount and percentage of total cash consideration paid by New Investors will be $8,050,000 and 68.1%, respectively, and the existing shareholders' percentage of shares of Common Stock purchased and percentage of total consideration paid will be 82.5% and 31.9%, respectively. The computations in the tables above exclude: (i) 598,000 shares of Common Stock issuable upon the exercise of stock options outstanding at September 30, 1996 at a weighted average exercise price of approximately $.80 per share;
(ii) 1,402,000 shares of Common Stock reserved for issuance upon exercise of options that may be granted in the future under the Company's 1996 Stock Option Plan; and (iii) 100,000 shares of Common Stock reserved for issuance upon exercise of options that may be granted in the future under the Company's Director's Option Plan. To the extent such options are exercised, there will be further dilution to new investors. See "Capitalization," "Management--1996 Stock Option Plan," "Management--Director Compensation," and Note 6(a) of Notes to Financial Statements.

                         SELECTED FINANCIAL INFORMATION

     The selected statement of operations data set forth below with respect to the period from April 19, 1996 (date of inception) to September 30, 1996 and the selected balance sheet data at September 30, 1996 are derived from the financial statements of the Company that have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected financial data should be read in conjunction with "Management's Plan of Operation" and the financial statements and related notes included elsewhere in this Prospectus.

STATEMENT OF OPERATIONS DATA:




                                                                                            PERIOD FROM APRIL 19, 1996
                                                                                                  (INCEPTION) TO
                                                                                                SEPTEMBER 30, 1996
                                                                                            ----------------------------
        General and administrative expenses:
                  Salaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $ $164,864
                  Professional services . . . . . . . . . . . . . . . . . . . . . . . . .              109,144
                  Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              112,473
                                                                                                    ----------
                         Total general and administrative expenses. . . . . . . . . . . .              386,481
                                                                                                    ----------
                         Operating loss . . . . . . . . . . . . . . . . . . . . . . . . .             (386,481)
        Interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               11,344
                                                                                                    ----------
                         Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . .             (375,137)
        Net loss per share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $   (0.06)
                                                                                                    ==========
        Number of shares used in calculating net loss per share . . . . . . . . . . . . .            5,939,621(1)
                                                                                                    ==========



                                                                                      SEPTEMBER 30, 1996
                                                                                ACTUAL           AS ADJUSTED(2)
                                                                                -------------------------------
        BALANCE SHEET DATA:
         Cash                                                                   $2,854,124       $8,662,624
         Working capital                                                         2,819,944        8,628,444
         Total assets                                                            2,900,393        8,708,893
         Total shareholders' equity                                              2,862,213        8,670,713

     (1) All common stock and common stock equivalents issued by the Company prior to the date of this Prospectus have been included in the calculation of the number of shares used in calculating net loss per share (using the treasury stock method).
     (2) Adjusted to give effect to the sale of 1,000,000 shares of Common Stock and 650,000 Warrants offered by the Company hereby at an assumed initial public offering price of $7.00 per share and $0.10 per Warrant, and the application of the net proceeds therefrom.

                        MANAGEMENT'S PLAN OF OPERATION

     The following should be read in conjunction with the Financial Statements of the Company and the Notes thereto, and the other financial and other information included elsewhere in this Prospectus. This Prospectus contains certain statements regarding future trends which are subject to various risks and uncertainties. Such trends, and their anticipated impact on the Company, could differ materially from those discussed in this Prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this Prospectus.


GENERAL.

     The Company was organized in April 1996, and is in the development stage. The Company has not yet commenced operations of any 2Connect stores, has not generated any operating revenue to date, and will not generate any revenue from operations until after the Company opens its first 2Connect store, which the Company anticipates will occur in November 1996. Because the Company intends to increase its level of activities substantially following the consummation of this offering and, in connection therewith, will incur significant costs and expenses relating to the opening of the 2Connect stores, the Company anticipates that it will incur losses until, at the earliest, the Company establishes a number of 2Connect stores generating sufficient revenue to offset its operating costs and the costs of its proposed continuing expansion. There can be no assurance that the Company will be able to successfully establish any 2Connect stores or a sufficient number of stores to generate meaningful revenue or achieve profitable operations.

     The Company expects that the 2Connect stores will generate revenue from four primary sources. The Company expects to receive an activation commission from service providers when a customer initially subscribes for the related services. The amount of the activation commission paid by the service carriers is based upon various service plans offered by these carriers. The second source of revenue the Company expects to receive is from monthly payments made by the service carriers to the Company based upon a percentage of the customers' usage. These payments, generally referred to as residual payments, are calculated based on the amount of the service billings generated by the base of customers activated by the Company on the particular service provider's system. The third source of revenue the Company expects to receive is from the sale of in-store services such as use of Internet stations, creation of web pages, and technician consulting. The fourth source of revenue the Company expects to receive is from the sale of the various hardware products, accessories, and information services offered at the 2Connect stores.

     The Company also expects to receive service-provider and product-vendor funding and allowances in the form of cooperative advertising allowances, market development funds, new store allowances, and rebates, although there can be no assurance that the Company will regularly receive such funding or allowances. Cooperative advertising allowances are provided by service providers and product vendors ("service and product vendors") for store advertising that features their services or products. Cooperative advertising allowances are generally available to mass market retailers of cellular, PCS, paging, telephone, and satellite TV services and products. Market development funds are additional funds provided by the service and product vendors for marketing and advertising. Market development funds are only provided to selected mass market retailers of cellular, PCS, paging, telephone, and satellite TV services and products. New store allowances are funds provided by the service and product vendors to offset the costs of developing new stores. These funds, which can be used as determined by the retailers receiving them, are provided by service and product vendors only to selected mass market retailers as they develop new stores. Rebates are discounts or allowances that are generally available from service and product vendors to mass market retailers of cellular, PCS, paging, telephone, and satellite TV services and products for exceeding sales volume targets.

     Since inception, the Company has developed a business plan for the Company's operations and proposed expansion in South Florida; hired the executive and support personnel necessary to support the Company's proposed expansion in South Florida for the next six months; hired its first Market Developer, Store Manager, Assistant Store Manager, Web Master and other Sales Associates; developed a standard 2Connect store design for its shopping mall and power center stores; engaged a site selection and construction oversight contractor to aid the Company in selecting and securing store sites and to oversee store construction; entered into a lease for the first 2Connect store site location; commenced the development of its first 2Connect store; identified and commenced negotiations for eight additional 2Connect store site locations in South Florida; entered into agreements with service providers and product vendors; developed a marketing strategy; and raised an aggregate of $3,237,350 in net proceeds through private equity offerings.

     In the period from April 19, 1996 (inception) to September 30, 1996, the Company incurred general and administrative expenses of $386,481, which includes expenses of $164,864, $109,144 and $112,473 for salaries, professional services and other items, respectively.

LIQUIDITY AND CAPITAL RESOURCES.

     As of the date of this Prospectus, the Company has approximately $2,800,000 in cash and cash equivalents. The Company anticipates receiving $5,808,500 in net proceeds from the sale of the Common Stock and the Warrants offered hereby.

     The Company anticipates that its cost of developing each 2Connect store will range from $ 453,000 to $ 568,000, primarily depending on the size of the store and the extent of required leasehold improvements. These costs include site selection costs, leasehold improvements, furniture, fixtures and equipment, signage, opening store inventories, development-related professional fees and expenses and certain pre-opening expenses, including salaries, training, advertising and promotion, but excludes lease payments. The Company anticipates that approximately 60 days are required from the date a site is made available to the Company to renovate, equip and furnish the store, obtain the necessary licenses and approvals, and open a store. The Company does not anticipate that the costs or time period required to develop and open a 2Connect store in a shopping mall or a power center mall will significantly vary. See "Proposed Business -- Store Location and Expansion Strategy."

     The Company is dependent upon the proceeds of this offering, existing cash, certain anticipated supplier incentives, and cash flow from operations, if any, or other financing to implement its proposed business plan. The Company believes that the proceeds from the sale of the Common Stock and Warrants offered hereby will enable the Company to satisfy its anticipated financing needs for a period of at least 12 months following this offering. However, the capital requirements relating to implementation of the Company's business plan will be significant. Based on the Company's current assumptions relating to implementation of its business plan (including the timetable of, and cost associated with, store development), the Company will seek to develop, utilizing the proceeds of this offering, existing cash, certain anticipated supplier incentives, and cash flow from operations, if any, 11-16 stores during the 12 months following consummation of this offering. If the Company's plans change, its assumptions prove to be inaccurate, or the capital resources available to the Company otherwise prove to be insufficient to implement its business plan (as a result of unanticipated expenses, problems or difficulties, or otherwise), the Company would be required to seek additional financing or curtail its activities. There can be no assurance that the Company will have sufficient capital resources to permit the Company to open the number or type of 2Connect stores proposed in its business plan or to otherwise implement such plan.

     Although the Warrants will be outstanding after the date hereof, the Warrants will not be exercisable for a period of 12 months from the date of this Prospectus and, in any event, the Company will not be able to depend on the exercise of the Warrants to provide additional capital at least until such time, if any, as the market price of the Common Stock exceeds the exercise price of the Warrants. No assurance can be given that the market price of the Common Stock will ever reach such level or that the Warrants will be exercised. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Any additional financing may involve substantial dilution to the interests of the Company's then existing shareholders.

     In addition, any implementation of the Company's business plan subsequent to the 12-month period following this offering will require capital resources substantially greater than the proceeds of this offering or otherwise currently available to the Company. The Company anticipates that cash flow from operations, if any, will be utilized to fund future capital expenditures. If cash flow from operations is not available in sufficient amounts, the Company may seek additional debt or equity financing. There can be no assurance that the Company will generate sufficient, or any, cash flow from operations or that additional financing will be available on acceptable terms, or at all, to fund the Company's future plans for capital expenditures.

     Since inception, the Company's development has been funded by the proceeds of three private offerings of Common Stock which raised $3,237,350 in net proceeds. In the first private offering, which closed on May 15, 1996, the Company sold 1,505,000 shares of Common Stock for aggregate net proceeds of $30,100, in the second private offering, which closed on May 17, 1996, the Company sold 505,000 shares of Common Stock for aggregate net proceeds of $356,950, and in the third private offering, which closed on August 30, 1996, the Company sold 1,500,000 shares of Common Stock for aggregate net proceeds of $2,850,300.

NEW ACCOUNTING PRONOUNCEMENTS

     In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation" was issued. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company intends to account for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, will not recognize compensation expense for stock option grants made at an exercise price equal to or in excess of the fair market value of the underlying Common Stock at the date of grant.

                              PROPOSED BUSINESS

     The following should be read in conjunction with the Financial Statements of the Company and the Notes thereto, and the other financial and other information included elsewhere in this Prospectus. This Prospectus contains certain statements regarding future trends which are subject to various risks and uncertainties. Such trends, and their anticipated impact on the Company, could differ materially from those discussed in this Prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this Prospectus.
Prospective investors must consider that as of the date of this Prospectus, the Company has not yet begun store operations, and plans to open its first store in November 1996. See "Risk Factors.--Forward Looking Statements and Associated Risks."

GENERAL.

     The Company, a development stage company which was incorporated in April 1996, intends to become a specialty retailer of Internet, cellular, PCS, paging, telephone, satellite and other communication-related services and products under the name "2Connect". Since inception, the Company has developed a business plan for the Company's operations and proposed expansion in South Florida; hired the executive and support personnel necessary to support the Company's proposed expansion in South Florida for the next six months; hired its first Market Developer, Store Manager, Assistant Store Manager, Web Master and other Sales Associates; developed a standard 2Connect store design for its shopping mall and power center stores; engaged a site selection and construction oversight contractor to aid the Company in selecting and securing store sites and to oversee store construction; entered into a lease for the first 2Connect store site location; commenced the development of its first 2Connect store; identified and commenced negotiations for eight additional 2Connect store site locations in South Florida; entered into agreements with service providers and product vendors; developed a marketing strategy; and raised an aggregate of $3,237,350 in net proceeds through private equity
offerings.   The Company expects to open its first 2Connect store in Coral
Springs, Florida in November 1996.

BUSINESS STRATEGY

     The Company will seek to differentiate its stores and establish a foundation for growth by emphasizing the following strategic elements:

      ONE-STOP SHOP. The 2Connect stores are intended to serve as a central retail location for customers to purchase Internet, cellular, paging, PCS, telephone and satellite TV services, in each instance from one or two leading service providers, and related products and accessories from an array of leading manufacturers. As an independent retailer, the Company will be able to select from among the available service providers and manufacturers in choosing services and products to offer its customers.

      QUALITY IN-STORE SERVICE. The Company believes that it will be able to attract and retain customers by providing a high level of service and consultation and by educating its customers as to the many benefits and advantages of the services and products offered by the Company.

      COMPETITIVE PRICING/VALUE TO CUSTOMERS. The Company believes that it will be able to offer savings to its customers by providing individualized communications solutions designed to meet its customers' particular needs. The Company will provide free in-store analysis of customers' communications and information service bills (Internet, cellular, paging, PCS, long distance telephone, and TV programing), and advising customers of potential savings and ways to increase the value of their communications and information services. The Company also believes that it will be able to offer competitive pricing of products and accessories sold in connection with communication services.

      ATTRACTIVE STORE DESIGN AND LAYOUT. The design and layout of the 2Connect stores is intended to be visually appealing and inviting, and functional in its presentation of the services and products to be offered.

      OPPORTUNITY TO SAMPLE SERVICES AND PRODUCTS. The 2Connect stores will provide customers with the opportunity to sample within the store many of the services and products available for sale, and Company personnel will be available to provide guidance and instruction for many of these services and products.

      INDEPENDENT DISTRIBUTION CHANNEL. The Company seeks to create, to the extent possible, an independent distribution channel for Internet, cellular, paging, PCS, telephone, and satellite TV services and products that is capable of retailing any brand or type of such services or products, irrespective of advances in technology, changes in consumer preferences, shifts in service or product brand name recognition or changes in government regulation.

      QUALITY MANAGEMENT AND EMPLOYEES. The Company seeks to attract, develop and motivate its employees through competitive compensation, benefits and bonus programs, comprehensive training programs, and defined career paths and advancement opportunities. The Company has established a Market Development Program. Under this program, the Company will hire a Market Developer in each geographic market where the Company intends to establish 2Connect stores. These Market Developers will be selected on the basis of their retail operating experience, knowledge of the Company's proposed business and of the particular geographic market, and they will be responsible for overseeing and managing the development of 2Connect stores within their respective geographic markets, including the financial performance of the 2Connect stores, store operations, product and service pricing, and promotional activities. Market Developers will be compensated based upon the financial performance of the 2Connect stores under their supervision. The Company believes that its Market Development Program will provide incentive to the Market Developers to actively manage and develop 2Connect stores and will enhance its ability to open new 2Connect stores.

SERVICES AND PRODUCTS.

     The 2Connect stores are intended to serve as a central retail location for customers to purchase Internet, cellular, paging, PCS, telephone and satellite TV services, in each instance from a leading service provider, and related products and accessories from an array of leading brand-name manufacturers. Listed below are the services and products the Company plans to offer for sale in each of its 2Connect stores:



         INTERNET                     WIRELESS                    TELEPHONE                SATELLITE
         --------                     --------                    ---------                ---------
Access Accounts:              Cellular Services & Phones  Local Phone Services          Programming Services
 Internet Access Accounts     Pagers & Services           Long Distance Services        Products and
 E-Mail Accounts              PCS Services & Phones       Smart Telephone Products       Accessories
 Special Interest             Personal Communicators       and Services                 Installation
 Subscriptions                                            Long Distance Prepaid Cards
                                                          900 Megahertz Telephones
Products, Hardware,                                       Telephone Accessories
Software &  Accessories:
 Internet PCs
 Web TV Systems
 Modems
 Software
 Accessories
 Books and Magazines

Other Internet Services:
 Web Page Design
 Internet Training
 Personal Consulting
   (Rent-a-Tech)
 In-Store Pay-Per-Use
 Internet Stations
 Internet Domain Registration

INTERNET.

     The Company intends to offer all of the services, software, products, accessories and information its customers will need to connect to the Internet, including the following:

Access Accounts

  INTERNET ACCESS ACCOUNTS. Internet access accounts are required for individuals to connect their computers or other hardware to the Internet. The Company intends to offer Internet access accounts from a leading, third party service provider. Customers will be able to select plans from a variety of available options based upon their individual usage requirements.

  E-MAIL ACCESS ACCOUNTS. E-Mail (Electronic Mail) accounts enable individuals to send and receive electronic messages world-wide through the Internet. The Company intends to offer basic E-Mail subscription accounts to customers from the Company's third-party Internet access provider.

  SPECIAL INTEREST SUBSCRIPTIONS. Special interest subscriptions include Internet services that enable individuals or businesses to access specialized services such as customized newspapers, home banking from a computer, personalized electronic travel services, and other services. The Company intends to offer special interest Internet subscriptions from an array of leading electronic publishers and service providers.

Hardware, Software and Accessories

  INTERNET COMPUTERS ("INTERNET PCs"). Internet PCs are computers that are configured and equipped with the appropriate peripherals and software that enable the user to access the Internet, E-Mail and other communication services. The Company intends to offer a single Internet PC targeted toward novice Internet and computer users from a leading brand-name manufacturer.

  INTERNET TELEVISION SYSTEMS ("WEB TV SYSTEMS"). Web TV Systems enable users to access the Internet's World Wide Web with his or her existing television equipment. A Web TV System is comprised of a converter device (similar to a cable TV converter box), a remote control, and a wireless keyboard. The Company intends to offer Web TV Systems from leading brand-name manufacturers.

  MODEMS. Modems are computer peripherals that enable computers to communicate via telephone lines (and in the near future via cable TV and satellite). The Company intends to offer an assortment of modems with varying speeds and features from competing brand-name manufacturers.

  SOFTWARE. The Company intends to offer an assortment of Internet and communication computer software titles from leading software developers. Categories of software initially will include Internet Browsers (required for computer users to access and browse the Internet's World Wide Web), Internet Security (software that is primarily used by parents to limit children's access to distasteful content sometimes found on the Internet), Internet Telephone software (software that enables users to make and receive phone calls over the Internet thereby eliminating long distance charges), Web Page Design programs (software that allows users to design their own Internet Web Pages on their computers), E-Mail Programs (software required to send and receive E-Mail from a computer), and other communication software programs.

  ACCESSORIES. As a convenience to customers, the Company intends to offer a limited selection of computer accessories such as computer cables, computer mouse pads, diskettes, surge protectors and other miscellaneous accessories.

  BOOKS AND MAGAZINES. The Company intends to offer a selection of leading titles of books and magazines related to the Internet and communication services.

Other Internet Services

  WEB PAGE DESIGN. Internet Web Pages are personalized "pages" or locations/addresses on the Internet's World Wide Web where individuals and/or businesses can display information about themselves, their businesses, or any other information. The Company intends to offer, at an additional charge to customers, in-store assistance by Company employees in designing, creating, and maintaining Internet Web Pages.

  INTERNET TRAINING. The Company intends to offer, at an additional charge to customers, in-store Internet training classes with training provided by Company employees.

  PERSONAL CONSULTATION ("RENT-A-TECH"). The Company intends to offer, at an additional charge to customers, personal consulting services to provide customers with Internet and communication services solutions.

  IN-STORE PAY-PER-USE INTERNET STATIONS. The Company intends to have within each 2Connect store between two and six Internet computers where customers can sit down and explore the Internet on their own. Operation of the Internet computer stations will be regulated by prepaid "2Connect cards" which will permit the use of the stations for specified amounts of time. Each Internet station will present customers with concise instructions to help guide users. The Company intends to provide, adjacent to each station, information on recommended Internet sites to visit, with topics organized by lifestyle.

  The Company's in-store Internet stations will also allow customers the ability to send E-mail from the store, and to access and try the various special interest subscriptions available for sale.

  INTERNET DOMAIN NAME REGISTRATION. Internet addresses (or "Domain Names") are unique addresses assigned to individuals and/or businesses through the Internet Society. The most common form of addresses are those for Internet Web Pages. The Company intends to offer such registration services, for a fee, to its customers.

     As the Internet is shaped by evolving technologies and newly available services, the Company intends to aggressively offer new services and products to allow its customers to more fully utilize the Internet's potential.

WIRELESS.

     The Company intends to offer cellular and paging services, PCS services, and Personal Communicators (also generally known as Personal Digital Assistants or PDAs), and related services, hardware and accessories, including the following:

 CELLULAR SERVICES, PHONES AND ACCESSORIES. The Company intends to offer cellular telephone service from a single leading third-party service provider in each store's geographic area of operation. The Company intends to offer a wide assortment of cellular telephone hardware and a broad selection of cellular phone accessories such as batteries, home and car chargers, vehicle adapter kits, cases and starter kits from leading brand-name manufacturers.

 PAGERS, SERVICES AND ACCESSORIES. The Company intends to offer various types of wireless pagers, including numeric (standard pagers that can only display numbers), alphanumeric (pagers that can display numbers and/or text), 2-way (alphanumeric pagers that give users the ability to respond to messages with the touch of a button), and voice (pagers with audio capabilities), and related paging services. The Company intends to offer paging services from one or two of the leading paging service providers in each store's geographic area of operation. The Company also intends to offer a broad assortment of pager hardware and a complete selection of pager accessories from a leading brand name manufacturer.

 PCS SERVICES, PHONES AND ACCESSORIES. PCS ("Personal Communication Services") is a new wireless communication service that is being marketed as an alternative to cellular phones. PCS telephones and service operate in a manner similar to cellular telephones, but utilize different transmission frequencies. Differences exist in the service features available, the service coverage areas, and the service plan pricing options and structure. The Company intends to offer PCS service from a single, leading service provider in geographic markets where such service is available. The Company also intends to offer an assortment of competing brands of PCS phone hardware and accessories from a leading manufacturer.

 PERSONAL COMMUNICATORS. Personal Communicators (also known as Personal Digital Assistants or PDAs) are an emerging category of wireless communicators and personal organizers. Personal communicators are palm-top sized devices that are capable of performing basic data management features such as an address book, to-do lists, calendar and schedulers, expense tracking and spreadsheets and, with appropriate peripherals, advanced communication functions such as E-Mail, remote faxing, paging, Internet access, computer linking, and other forms of data transmission and reception. The Company intends to offer a wide assortment of Personal Communicators from competing brand name manufacturers, along with the accompanying accessories, peripherals and software. The Company also intends to offer subscriptions to Personal Communicator services such as E-Mail and Internet access from leading brand-name service providers.

TELEPHONE.

      The Company intends to offer for sale a wide variety of telephone services, along with the required hardware and accessories geared toward the individual or home user, including the following:

 Local Telephone Services

 The Company does not intend to initially offer basic local telephone service to its customers. However, the Company does intend to offer ISDN (Integrated Services Digital Network) service, a digital phone service that provides high-speed data access and will be primarily offered by the Company for high-speed Internet communications over telephone lines. In the event that multiple companies begin offering local telephone service in the same geographic market, as to which no assurance can be given, the Company intends to offer basic telephone sign up and service, second phone line sign up and service, ISDN sign up and service, and premium telephone services, including, among others, Caller ID, call waiting, voice mail, call forwarding, and call back from either the leading/existing Bell operating company in the geographic market, or through a leading third-party service provider.

 Long Distance Telephone Services

 The Company intends to offer long distance calling plans and other long distance services such as calling cards and personal 800 numbers from one or two national long distance service providers.

 Smart Telephone Products and Services

  CALLER ID PRODUCTS. Caller ID is a recently developed technology that allows users to identify incoming callers before they answer their telephone. Caller ID products come in two forms: freestanding Caller ID boxes, which feature an alphanumeric display board and plug into a telephone, and telephones with a built-in alphanumeric display board. The Company intends to offer a wide assortment of Caller ID products from competing brand-name manufacturers.

  "SMART TELEPHONES".   Smart Phones, when combined with Smart Phone service
  subscriptions, enable a user to send and receive E-Mail, view stock quotes, local weather, sports scores and other information, access bank account information, and more. The Company intends to offer an assortment of Smart Phones from competing leading brand-name manufacturers as well as an assortment of Smart Phone service subscriptions from leading third-party smart phone service providers.

 Long Distance Prepaid Telephone Calling Cards

 Long distance prepaid telephone calling cards are cards that are sold with
 prepaid long distance calling time.   The Company intends to offer a selection
 of private label "2Connect" prepaid calling cards, as well as other "Novelty"
 or special occasion cards.   Long distance service and cards will be provided
 by a third party service provider.

 900MHz Cordless Telephones

 900MHz cordless telephones are the most technologically advanced type of cordless telephones currently available. 900MHz telephones operate on a different frequency than traditional cordless telephones, and provide for enhanced reception clarity, greater range and enhanced security features. The Company intends to offer a broad range of 900MHz cordless telephones from competing, leading brand-name manufacturers.

 Telephone Accessories

 The Company intends to offer a broad selection of telephone accessories, such as cords, modular jacks, replacement antennas, cordless telephone batteries and other accessories from leading brand-name manufacturers.

SATELLITE.

     The Company intends to offer a variety of digital satellite television programming along with the accompanying hardware, accessories and installation, including the following:

 PROGRAMMING SERVICES. The Company intends to offer satellite services that allow users to select and subscribe to packages of general programming and of specific sports, entertainment and other programming packages. The Company intends to offer a wide variety of programming package options from leading brand-name service and content providers.

 PRODUCTS AND ACCESSORIES. Satellite TV programming requires specific hardware and accessories including satellite dishes, converter boxes, multi-signal devices (for different channel reception within the same household) and other items. The Company intends to offer this hardware and accessories from a leading, brand-name manufacturer.

 INSTALLATION. The Company intends to offer "self-installation" kits for satellite TV systems from leading manufacturers, as well as fee-based professional in-home installation through a third party installer.

PROPOSED STORE LOCATION AND EXPANSION STRATEGY.

     The Company will seek to open 11-16 stores during the 12 months following the consummation of this offering. The Company anticipates that its first 8-10 stores will be located in South Florida. Subject to the Company's development and operation experiences at its first 8-10 stores, the Company intends next to seek to develop stores in other metropolitan areas, including Central Florida, and the Atlanta, Georgia, the New York-New Jersey, and the Chicago metropolitan areas.

     The Company intends to develop 2Connect stores in two general venues: shopping malls and power centers.

     SHOPPING MALLS. The Company intends to develop 2Connect stores located in-line in super-regional and regional shopping malls. These stores are expected to range in size from 1,750-3,000 square feet. The Company believes that it will benefit from the exposure to existing customer traffic in these malls.

     POWER CENTERS. The Company also intends to develop 2Connect stores in "power centers." Power centers are generally anchored by one or more super-stores, and typically contain a variety of smaller specialty stores. These stores are expected to range in size from 1,200-5,000 square feet. The Company believes that it will benefit from the exposure to existing customer traffic in these power centers, and from the ability to showcase its products and services on a larger scale.

     The Company will monitor the results of its mall-based stores and power center stores to determine which, if either, will generate positive operating income. The Company may also locate 2Connect stores in locations other than in shopping malls and power centers, depending on the particular opportunities that become available. The Company intends to base its future 2Connect store site selections on the experiences of its 2Connect stores, market size and demographics.

     The Company has retained The Colfax Group, Dallas, Texas, a national site selection and construction management firm, to provide assistance in site selection, lease negotiations, permit procurement, construction contractor selection, and construction supervision and inspection.

     The Company anticipates that its cost of developing each 2Connect store will range from $453,000 to $568,000, primarily depending on the size of the store and the extent of required leasehold improvements. These costs include site selection costs, leasehold improvements, furniture, fixtures and equipment, signage, opening store inventories, development related professional fees and expenses, and certain pre-opening expenses, including salaries, training, advertising and promotion, but excludes lease payments. The
Company anticipates that approximately 60 days are required from the date a site is made available to the Company to renovate, equip and furnish the store, obtain the necessary licenses and approvals, and open a store. The Company does not anticipate that the costs or time period required to develop and open a 2Connect store in a shopping mall or a power center mall will significantly vary.

     The Company has entered into a lease for, and commenced development of, its first 2Connect store in a super-regional mall in Coral Springs, Florida. The Company has identified, but not yet secured, six locations in super-regional malls as well as two locations in power centers, all of which are in South Florida.

     The Company intends to develop numerous stores in each geographic market it targets for development, depending on the size of the market and the market's demographics. The Company believes that developing stores in such clusters may enable it to realize certain efficiencies in procuring services and products supplied by third parties, market management, recruiting, hiring, advertising, training and marketing.

STORE LAYOUT AND  DESIGN

     The 2Connect stores have been designed with the intent of blending high-tech services and products into a comfortable, inviting store setting. A glass storefront with bold red and white exterior signage will lead into a brightly lit store with carpet and a curved, floating ceiling designed to have an open and spacious effect. Colorful oversized wall graphics, combined with warm finishes and decor that allow the services and products to remain the focal point at each store, are intended to create an upbeat and appealing store environment.

     All products will be displayed on adjustable fixtures where customers can handle the products and experience selected services, either assisted or unassisted prior to purchase. Services, products and accessories will be laid-out and presented in a logical order and within easy reach. Hardware products will be displayed on fixtures along the perimeter walls, with large signs that explain the services available for each category. Accessories and impulse and promotional items will be placed in the center of the store, adjacent to their corresponding service and product categories. Each product presented will be accompanied by information explaining the features and benefits of that particular product.

     The Company plans to have four twenty-inch color television monitors pointing at different angles in the front window of each 2Connect store, which will be visible to passing shoppers and in-store shoppers. This bank of television monitors will display various Internet activities, such as Web Pages being designed for customers, Internet demonstrations, and promotional videos. A "Web Master Station" can also be seen through the front window adjacent to the bank of monitors. This Web Master Station will feature an Internet specialist, known as a "Web Master", who will design customer Web Pages and provide Internet demonstrations. The Web Master and Web Master Station to be located near the front window of each 2Connect store is intended to stop traffic in front of the stores, and to draw customers into each store.

     Each 2Connect store will have between two and six Internet computers where customers can sit down and explore the Internet on their own. Operation of the Internet computer stations will be regulated by prepaid "2Connect cards" which will permit the use of the stations for pre-determined amounts of time. Each station will present the customers with concise instructions to help guide users. The Company intends to provide, adjacent to each station, information on recommended Internet sites to visit, with topics organized by lifestyle.
For example, a customers interested in sports, travel or real estate will be able to look at the list of recommended web sites, and then visit those sites themselves. These 2Connect Internet computer stations are intended to be a focal point of interest within the 2Connect stores.

     The center of each 2Connect store will feature a sign up counter where customers can complete the required paperwork associated with subscribing for particular services.

     Each 2Connect store will maintain its inventory in-house.

     The standard 2Connect store design was developed with the assistance of Pentagram Architecture, Inc., New York, New York, and Pentagram Design, Inc., Austin, Texas (collectively "Pentagram"), one of the world's leading design firms. The Company believes that the resulting store designs, interior and exterior signage and the logos will differentiate and support the 2Connect brand. The Company has developed a standard store design which can be adapted to each store format and size.

STORE OPERATIONS.

     The Company expects that most 2Connect stores will be open from 9:00 a.m. to 9:00 p.m., seven days a week. These hours may be modified at an individual store or in a market based on shopping patterns and shopping mall hours of operations. The Company expects that most stores will have three to four full time sales associates and five to six part time sales associates, all of whom will be trained to assist customers in the various services and product categories offered by the Company. Each 2Connect store will have at least one Web Master. Each 2Connect store will also employ a Manager and an Assistant Manager.

SERVICE PROVIDER CONTRACTS.

     INTERNET SERVICES. The Company intends to offer Internet and E-mail access accounts pursuant to a supply agreement (the "Internet Service Agreement") with a leading third-party service provider. The Company anticipates that the Internet Service Agreement will be nonbinding and nonexclusive. The Company believes that on the national and regional level there is a high level of competition among providers of Internet and E-mail access accounts and, accordingly, does not believe it is dependent on any particular group of Internet service providers.

     CELLULAR SERVICES. The Company intends to offer cellular telephone service pursuant to a supply agreement (a "Cellular Service Agreement") with a single leading third-party service provider in each store's geographic area of operation. The Company anticipates that the Cellular Service Agreements that it will enter into may be exclusive and for a period of up to two years. The Company believes that most of its stores, including its South Florida stores, will be developed in areas where there may be only two cellular telephone service providers and, accordingly, the Company will be dependent upon such providers with respect to the provision of cellular phone services. The Company believes its dependency on such providers of cellular phone services will be lessened to the extent that PCS services are perceived by customers as a viable alternative to cellular phone services.

     PAGING SERVICES. The Company intends to offer paging services pursuant to a supply agreement (a "Paging Service Agreement") with one or two leading third-party service providers in each store's geographic area of operation. The Company anticipates that the Paging Service Agreements it will enter into will be nonexclusive and for a period of up to one year. The Company believes that on the national and regional level there is a high level of competition among providers of paging services and, accordingly, the Company does not believe it is dependent on any particular or group of paging service providers.

     PCS SERVICES. The Company intends to offer PCS services pursuant to a supply agreement (a "PCS Service Agreement") with a single leading third-party service provider in each store's geographic area of operation. The Company anticipates that the PCS Service Agreements it will enter into will be nonexclusive and for a period of up to six months. The Company believes that PCS services have only recently begun to be offered. The Company anticipates that many of its stores, including its South Florida stores, may be developed in areas where there may be none, one or only two PCS service providers and, accordingly, the Company will be dependent upon such providers with respect to the provision of PCS services. The Company believes that its dependency on such providers of PCS services will be lessened to the extent that cellular phone services are perceived by customers as a viable alternative to PCS services.

     LONG DISTANCE SERVICES. The Company intends to offer long distance telephone services pursuant to a supply agreement (a "Long Distance Service Agreement") with one or two national third-party service providers. The Company anticipates that the Long Distance Service Agreements that it will enter into will be non-exclusive and for a period of up to one year. The Company believes that there is a high level of competition among providers of long distance and prepaid telephone card services and, accordingly, does not believe it is dependent on any particular supplier.

     SATELLITE TV PROGRAMMING. The Company intends to offer satellite TV programming services pursuant to a supply agreement (the "Satellite Supply Agreement") with one or two leading brand-name service providers. The Company anticipates that the Satellite Supply Agreements will be nonexclusive and for a period of up to one year. Although the Company believes that there are at least four nationwide providers of satellite TV programming services, the Company believes that it is important for it to offer the programming services of at least one or two providers which the Company believes offer superior services. Accordingly, with respect to satellite TV services, but not its overall business strategy, the Company is dependent on the two higher quality satellite TV service providers.

EMPLOYEES.

     The Company offers competitive wages and benefits, and has established a bonus program that is designed to reward the achievement of operating targets by distributing a portion of its net income to its employees in accordance with a specified formula which is based on position, job performance, and the Company's realization of the applicable store or geographic area's net income goals. The Company believes that the training and knowledge of its employees and the consistency and quality of the service they deliver will be central to the Company's success. The Company also believes that its bonus program will help build successful long-term relationships with its employees.

     The Company expects to dedicate substantial resources to employee training. All full-time 2Connect store employees will participate in a comprehensive orientation program which will introduce them to the Company's mission and culture. Each Sales Associate, Assistant Store Manager and Store Manager will be trained in customer service and sales techniques, in the different services and product categories, and in how to match a customer's specific needs and usage patterns to the best priced and most appropriate 2Connect service plans, hardware and accessories. The Company has developed comprehensive training materials, including handbooks, self assessments and other training aids. The Company also expects to utilize periodic vendor-provided training. Members of the sales team will regularly participate in training so that they can stay abreast of new services, technologies, and operating procedures. Market Developers and Store Managers are expected to receive additional specialized training in effective communication skills, employee motivation, customer retention techniques, team building, and post-sales marketing.

     In the period from inception through the date of this Prospectus, the Company has hired 17 full time employees and 6 part time employees, including its Chief Executive Officer and President, its Vice President for Finance, its Vice President for Merchandising, its Vice President for Operations, its Manager of Marketing and Store Development, its Manager of Training, Store Communications, Policies and Procedures, its Manager of Information Systems, its receptionist and clerical assistant, its Manager of Marketing (on an interim contract basis), its Merchandising Manager, its first geographic Market Developer, its first store manager, its first assistant store manager, its first Web Master, three full time sales associates, and six part time sales associates.

     The Company employs 17 full time and 6 part time persons. The Company believes that it has good relationships with its employees.

MANAGEMENT INFORMATION SYSTEMS.

     The Company expects to link each of the 2Connect stores to the Company's headquarters through its point-of-sale system that utilizes integrated software for merchandising, inventory, tracking service activation and usage, and accounting. The Company believes that its management information system, when designed and operational, will maintain a record, updated daily, of the sale of each service subscription and activation, service residuals (based on monthly customer usage), and each merchandise item from its order to receipt to sale. The Company's management information system will also be designed to create store-level, area, and Company-wide data bases, and generate customized mailings.

MARKETING AND ADVERTISING.

     The Company believes its marketing and advertising efforts will be concentrated in two areas: in-store and media.

 IN-STORE. The Company believes its unique store design, presentations and store signage will be a significant factor in establishing, differentiating and reinforcing the 2Connect brand. Each 2Connect store will feature signage and other materials that are designed to provide concise information as to the available services and products. The Company will seek to present customers with simple explanations of category features and benefits, as well as pricing and sign-up information. The Company believes its brand will also be differentiated and reinforced by its delivery of quality in-store service and by maintaining competitive prices.

 MEDIA. The Company intends to use a wide variety of traditional media advertising methods to promote brand awareness and to attract consumers to the 2Connect stores. The Company has developed both grand opening and ongoing advertising strategies utilizing traditional advertising vehicles such as newspaper print, targeted direct mail, radio, press releases and special events, that it anticipates will be substantially funded by service providers and product manufacturers.

     The Company expects to receive service-provider and product-vendor funding and allowances in the form of cooperative advertising allowances, market development funds, and new store allowances, although there can be no assurance that the Company will regularly receive such funding or allowances. Cooperative advertising allowances are provided by service providers and product vendors ("service and product vendors") for store advertising that features their services or products. Cooperative advertising allowances are generally available to mass market retailers of cellular, paging, PCS, telephone, and satellite TV services and products. Market development funds are additional funds provided by the service and product vendors for marketing and advertising. Market development funds are only provided to selected mass market retailers of cellular, paging, PCS, telephone and satellite TV services and products. New store allowances are funds provided by service and product vendors to offset the costs of developing these new stores. These funds, which can be used as determined by the retailers receiving them, are provided by service and product vendors only to selected mass market retailers as they develop new stores.

COMPETITION.

     The Company believes it will be subject to intense competition from new and existing distributing channels for Internet, cellular, PCS, paging and satellite TV services and products.

     In the event of perceived initial market acceptance of the 2Connect store retailing concept, there is likely to be a rapidly increasing number of market entrants offering comparable services and products through retail distribution channels.

     The Company believes that certain of its existing competitors may attempt to adjust their retailing strategies to be more closely aligned with the retailing concept to be pursued by 2Connect. For instance, certain of the Company's competitors that have developed highly successful independent retail store chains previously focusing on providing a high level of customer service in connection with the sale of Internet, cellular, PCS, paging, long distance telephone or satellite TV products (i.e. Tandy Corporation, doing business as Radio Shack and Incredible Universe, and Circuit City Stores, Inc.) may decide to dedicate additional resources to the retailing of a broad range of the complimentary services. These retailers may have one or more of the following competitive advantages, among others: brand name recognition, an existing store system, superior buying power, an existing customer base, substantial financial resources and a history of financial performance, prime real estate locations, an experienced sales and management staff, and knowledge of local customer shopping habits.

     The Company also recognizes that, even if its competitors were unable to or choose not to replicate certain aspects of the Company's retailing strategy, these competitors, including ABC Cellular Corp. and Let's Talk Cellular, Inc., might develop or have developed a retailing concept that the Company will not be able to successfully compete against. For instance, a number of the Company's competitors have developed highly successful independent retail store chains by focusing on providing a high level of customer service in connection with the sale of certain, but not each type of, service and product to be offered by the Company. In addition, certain of the Company's competitors have developed highly successful independent retail store chains focusing on providing a high level of customer service in connection with a range of services and products which is broader than the Company's proposed range (i.e., Sound Advice, Inc. and Beyond Electronics, Inc.). The Company recognizes that the retailers mentioned above may possess any or all of the competitive advantages identified in the preceding paragraph. In addition, such competitors have already developed a work force experienced in the sale of certain types of services, may offer a broader range of services within a particular service category, may offer a broader range of services and products, and may offer their customers greater expertise in the services and products they offer.

     The Company believes that ultimately its most formidable competitor may be its suppliers, namely the service providers of Internet, cellular, paging, PCS, long distance telephone and satellite TV services. Certain service providers, such as Sprint Corp., AT&T Wireless Services, Inc. and BellSouth Telecommunications, Inc., currently offer at retail locations all or most of the services the Company intends to offer. Sprint Corp., Sprint Spectrum L.P. and Tandy Corporation ("Sprint-Tandy") recently announced that they will jointly develop one-stop shopping locations primarily for Sprint Corp. and Sprint Spectrum L.P. for cellular, PCS, and paging services and products in about 300 square feet of each of the 6,800 Radio Shack stores in the United States. The Company believes that Sprint Corp. has developed at least 10 retail stores in the mid-Atlantic region of the United States that offer primarily cellular services and products, and that Sprint Corp. and Sprint Spectrum L.P. have developed at least 10 retail stores in the mid-Atlantic region of the United States that offer primarily PCS service and products.
AT&T Wireless Services, Inc. has established at least 112 retail stores in the United States that offer cellular, PCS and paging services and products. Similarly, BellSouth Telecommunications, Inc. has established at least 15 retail stores in the southeastern region of the United States which offer cellular and paging services and products. These competitors may have one or more of the following competitive advantages, among others: brand name recognition, an established store system, absolute control over their source of supply, an existing customer base, substantial financial resources and a history of financial performance, an experienced sales and management staff and knowledge of consumer use patterns.

     The Company will also compete with the service providers of Internet, cellular, PCS, paging, long distance telephone and satellite TV services for customers on another level. Unlike the Company, the service providers can market their services directly to customers without a retail distribution channel through telephone and other direct forms of subscription. Although the Company hopes the retail setting will provide it with an opportunity to attract customers that would not otherwise subscribe for certain service services, the Company recognizes that service providers engaged in direct marketing may enjoy all the competitive advantages described above. The Company also recognizes that certain providers have substantial experience with conducting direct marketing campaigns.

FACILITIES.

     The Company leases approximately 6,500 square feet for executive offices
in Plantation, Florida.   The Company believes its executive offices are
sufficient to meet the Company's needs over the next twelve months. The Company's lease for its executive offices has a five year term without renewal, and does not contain a right to purchase early termination by the Company or by its landlord. The Company has entered into a lease with a ten year term without renewal for its first 2Connect store. The 2Connect store lease is for a 1,754 square foot in-line store located adjacent to the food court in the Coral Square Shopping Center located in Coral Springs, Florida.

PROPRIETARY INFORMATION.

     The Company has applied for U.S. trademark protection for the name 2Connect and for the Company's 2Connect logo. Both applications are currently pending. The Company anticipates future registrations of various taglines and logos.

LEGAL PROCEEDINGS.

     The Company is not a party to any legal proceedings.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     All of the current officers of the Company were previously employed by Communicate! Powerstores, Inc. ("Communicate!"). Communicate! was intended to be a superstore retailer of communication products, services, and technical support for the small business and home office market. Marc Fishman, the Company's President, Chief Executive Officer and Chairman of the Board, conceived the business concept for Communicate! and, together with a New York based financial and corporate development company, began development of Communicate! This financial and development company received a majority of the stock in Communicate! and its Chairman and CEO served as Chairman and CEO of
Communicate!   Mr. Fishman held a 28% equity interest in Communicate!, which had raised a total of approximately $5,000,000 in private equity and debt offerings. Mr. Fishman resigned from Communicate! on May 18, 1996, after several disagreements with the CEO over the management and executive decisions. Kevin Killoran, a co-founder of the Company, and the Company's Manager of Marketing and Store Development and Secretary, resigned from Communicate! on May 19, 1996. The Company believes that Communicate! dismissed substantially all of its employees on May 24, 1996 due to financial difficulty.

     The following table sets forth certain information with respect to the executive officers, certain key employees and directors of the Company:



NAME              AGE                  POSITION WITH THE COMPANY
----              ---  ---------------------------------------------------------
Marc D. Fishman   30   President, Chief Executive Officer and
                       Chairman of the Board of Directors

Steve Stedman     40   Vice President - Finance; Controller

Michael Wichelns  38   Vice President - Operations

Jeff Manly        40   Vice President - Merchandising

Kevin Killoran    26   Secretary; Manager of Marketing and Store
                       Development

MARC D. FISHMAN. Mr. Fishman is the founder, and has been the President, Chief Executive Officer, and Chairman of the Board of Directors of the Company since the Company's inception on April 19, 1996. Prior to working for the Company, from November 1994 to May 1996, Mr. Fishman was President, Director and Chief Merchandising Officer of Communicate! From September 1991 to November 1994, Mr. Fishman was employed at Office Depot, Inc., a publicly traded company headquartered in Delray Beach, Florida, most recently as a senior merchandising executive.

STEVE STEDMAN. Mr. Stedman has served as the Vice President-Finance and Controller of the Company since June 1996. Prior to joining the Company, from October 1995 to May 1996, Mr. Stedman was Corporate Controller at Communicate! From February 1980 to October 1995, Mr. Stedman was employed at Color Tile, Inc., a closely held company with publicly traded debt, most recently as Treasurer and Vice President of Finance, Retail Operations. ColorTile, Inc., which is a retailer of floor and wall coverings, and related accessories, filed for protection under Chapter 11 of the Bankruptcy Laws of the United States in January 1996.

MICHAEL WICHELNS. Mr. Wichelns has served as the Vice President-Operations of the Company since June 1996. From July 1995 to May 1996, Mr. Wichelns was Executive General Manager of Express Services at Communicate! From April 1989 to June 1995, Mr. Wichelns was employed at Office Depot, Inc., most recently as Director of the Business Services Division.

JEFF MANLY. Mr. Manly has served as the Vice President-Merchandising of the Company since June 1996. From April 1996 to May 1996, Mr. Manly served as the Director of the Computer Division at Communicate! From September 1995 to April 1996, Mr. Manly was the Merchandising Manager for the Computer Hardware Division of Best Buy, Inc., a publicly traded company, which is a leading retailer of consumer electronics and computer products. From July 1991 to May 1995, Mr. Manly was Senior Merchant for the Computer Hardware Division of Office Depot, Inc.

KEVIN KILLORAN. Mr. Killoran is a founder and has served as the Manager of Marketing and Store Development of the Company since June 1996, and as the Secretary of the Company since August 1996. From its inception in November 1994 until May 1996, Mr. Killoran was Director of In-Store Marketing at Communicate! From May 1992 to August 1994, Mr. Killoran held positions of increasing responsibility at Office Depot, Inc., most recently as Mr. Fishman's management assistant for the Wireless Communications Products and Business Machine categories.

     The Directors currently serve for one-year terms and until their successors have been elected and qualified. Each officer serves at the discretion of the Board of Directors (the "Board").

DIRECTOR COMPENSATION

     Outside directors are reimbursed for out-of-pocket expenses incurred in attending Board meetings. Employee directors are not compensated for services provided as directors or for out-of-pocket expenses related to attendance at Board of Director meetings.

     The Company's 1996 Directors' Stock Option Plan (the "Directors' Option Plan") was adopted by the Board and approved by the Company's shareholders in September 1996. A total of 100,000 shares of Common Stock has been reserved for issuance under the Directors' Option Plan. The Directors' Option Plan provides for the automatic grant of nonstatutory stock options to non-employee directors of the Company.

     The Directors' Option Plan provides that each non-employee director shall be granted a nontransferable option to purchase on the date such person becomes a director of the Company (the "First Option") such number of shares of Common Stock that have a fair market value of $25,000. Beginning on October 1, 1997, and on each October 1 thereafter, each non-employee director shall be granted an option to purchase such number of shares of Common Stock that have a fair market value of $25,000 (a "Subsequent Option") if, on such date, he or she shall have served on the Company's Board of Directors for at least six months immediately prior to such date.

     Each First Option and Subsequent Option shall be exercisable in full on the date of grant. The exercise price of stock options granted under the Directors' Option Plan shall be set by the Company's Board of Directors, but shall not be lower than the lesser of (i) fair market value of a share of the Company's Common Stock on the date of the grant of the option, or (ii) what is then the last sale price at which the Company sold shares of its Common Stock on or prior to the date of grant of the option. Options granted under the Directors' Option Plan have a term of 10 years. In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each option would be assumed or an equivalent option substituted by the successor corporation.

     The Directors' Option Plan will terminate in September 2006. The Board of Directors may amend or terminate the Directors' Option Plan at any time; provided, however, that no such action may adversely affect any outstanding option without the optionee's consent and the provisions affecting the grant and terms of options may not be amended more than once during any six-month period. In accordance with Rule 16b-3 of the Securities and Exchange Act of 1934, certain amendments to the Directors' Option Plan require shareholder approval. Officers of the Company are not eligible to participate in the Directors' Option Plan.

1996 STOCK OPTION PLAN

     The Company's 1996 Stock Option Plan (the "1996 Plan"), which was adopted by the Board and approved by the Company's shareholders on April 19, 1996, provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and for the granting to employees and consultants of non-statutory stock options. A total of 2,000,000 shares of Common Stock has been reserved for issuance under the 1996 Plan. As of September 30, 1996, options to purchase 598,000 shares were outstanding and 1,402,000 shares remained available for future grant under the 1996 Plan.

     The 1996 Plan is administered by the Board of Directors or a committee of the Board (in either case, the "Committee"), which Committee is required to be constituted to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and applicable laws. The Committee has the power to determine the terms of the options granted, including the exercise price, the number of shares subject to the option and the exercisability thereof, and the form of consideration payable upon exercise. Options granted under the 1996 Plan are not generally transferable by the optionee, and each option is exercisable during the lifetime of the optionee only by such optionee. Incentive stock options granted under the 1996 Plan must be exercised within three months of the end of the optionee's status as an employee or consultant of the Company, or within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option's term.

     The exercise price of all incentive stock options granted under the 1996 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value of the Common Stock on the grant date, and the term of the option must not exceed five years. The term of all other incentive stock options granted under the 1996 Plan may not exceed ten years, and the term of non-statutory stock options may not exceed twenty years.


                             EXECUTIVE COMPENSATION

     The Company was incorporated in April, 1996. The following table sets forth certain information regarding the annual compensation which would have been paid by the Company with respect to the year ending December 31, 1996, had the Company employed such persons for the full year, for services in all capacities of (i) the Company's Chief Executive Officer (the "CEO") and, (ii) the three other most highly-compensated executive officers of the Company whose compensation would have been or exceeded $100,000 in their first full year of employment with the Company (together with the CEO, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE


                                                                            LONG-TERM COMPENSATION
                                                                            ----------------------
                                                    ANNUAL COMPENSATION     SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                               SALARY              OPTION AWARDS (#)
---------------------------                         -------------------     ----------------------
Marc D. Fishman, Chairman, CEO and
President...................................             $150,000(1)               200,000

Steve Stedman, Vice President - Finance
and Controller..............................             $100,000(1)               100,000

Michael Wichelns, Vice President -
Operations..................................             $100,000(1)               100,000

Jeff Manly, Vice President - Merchandising..             $100,000(1)               100,000

-------------
     (1) Such figure represents the named individual's annual salary. The named individual's employment with the Company commenced June 17, 1996.


EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Fishman, Stedman, Wichelns, and Manly, each dated June 17, 1996. Mr. Fishman's employment agreement has a three year term, with automatic one year renewals,
terminable by Mr. Fishman in writing upon the end of a term.   Mr. Fishman may
be terminated by the Company only for "cause," as defined in his employment agreement. Messrs. Stedman, Wichelns and Manly's employment agreements each have a one year term, with automatic one year renewals, terminable by either the Company or, respectively, Messrs. Stedman, Wichelns or Manly in writing upon the end of a term. Pursuant to their agreements, each of Messrs. Stedman, Wichelns and Manly has agreed not to compete with the Company for a period of one year following termination of their respective employment agreement.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning stock option grants pursuant to the Company's 1996 Stock Option Plan during 1996 to each of the Named Executive Officers.



                                        INDIVIDUAL GRANTS
                  -------------------------------------------------------------
                  NUMBER OF
                  SECURITIES      % OF TOTAL
                  UNDERLYING  OPTIONS GRANTED TO
                   OPTIONS    EMPLOYEES THROUGH   EXERCISE PRICE   EXPIRATION
NAME              GRANTED(1)  SEPTEMBER 30 1996     PER SHARE         DATE
----              ----------  ------------------  --------------  -------------
Marc D. Fishman    100,000          17.2%             $  .81      June 16, 2001
                   100,000(2)       17.2%             $  .73      June 16, 2016

Steve Stedman      100,000          17.2%             $  .73      June 16, 2006

Michael Wichelns   100,000          17.2%             $  .73      June 16, 2006

Jeff Manly         100,000          17.2%             $  .73      June 16, 2006

-----------
(1) Except as otherwise noted, the options shown in the table are incentive stock options that vest equally on the first, second and third anniversaries of the date of grant.

(2) These options are immediately exercisable non-qualified stock options that were granted on June 17, 1996. These options expire twenty years from the date of grant.


OPTION VALUE TABLE

     The following table contains information concerning the value of unexercised stock options held by each of the Named Executive Officers.



                             NUMBER OF SECURITIES UNDERLYING
                                UNEXERCISED OPTIONS                             VALUE OF UNEXERCISED OPTIONS (1)
----------------------------------------------------------------------          --------------------------------
    NAME                        EXERCISABLE              UNEXERCISABLE          EXCERCISABLE     UNEXERCISABLE
--------------------   -------------------------   -------------------          ------------------------------

Marc D. Fishman                  100,000                 100,000                $627,000          $619,000

Steve Stedman                                            100,000                                  $627,000

Michael Wichelns                                         100,000                                  $627,000

Jeff Manly                                               100,000                                  $627,000

-----------
(1) For the purposes of this table, it has been assumed that the value of the shares of Common Stock issuable upon the exercise of options is $7.00.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND RELATED MATTERS

     Under Florida law, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act unless (i) the director breached or failed to perform his duties as a director and (ii) a director's breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (3) a circumstance under which an unlawful distribution is made,
(4) in a proceeding by or in the right of the corporation or in a proceeding in which the corporation procures a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct, or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Florida law.

     The Company's Bylaws limit, to the maximum extent permitted by Florida law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers. The Bylaws provide further that the Company shall indemnify to the fullest extent permitted by Florida law any person made a party to an action or proceeding by reason of the fact that such person was a director, officer, employee or agent of the Company. The Bylaws also provide that directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being an officer or director of the Company to the maximum extent permitted by Florida law.

     Prior to this offering, the Company expects to enter into separate indemnification agreements with its executive officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Company's Bylaws. The indemnification agreements may require the Company, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status as directors and officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to provide directors' and officers' insurance, if available on reasonable terms. The Company believes these agreements are necessary to attract and retain qualified persons as directors and officers.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.


                              CERTAIN TRANSACTIONS

COMMON STOCK OWNERSHIP

     In connection with the organization of the Company and the issuance of 1,900,000 shares of Common Stock in April 1996, the Company issued 1,300,000 shares and 300,000 shares of Common Stock for nominal consideration to Messrs. Marc Fishman and Kevin Killoran, respectively. Messrs. Fishman and Killoran may be deemed to be founders of the Company.

FUTURE TRANSACTIONS

     All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties.


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock immediately prior to this offering, and as adjusted to reflect the sale of Common Stock offered by this Prospectus, (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) by each of the Named Executive Officers, (iii) by each of the Company's directors and nominees for director and (iv) by all directors and executive officers as a group.



                                       BENEFICIAL OWNERSHIP    BENEFICIAL OWNERSHIP
                                        PRIOR TO OFFERING         AFTER OFFERING
                                      ----------------------  ----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER    NUMBER     PERCENT      NUMBER     PERCENT
------------------------------------  ----------  ----------  ----------  ----------
Marc D. Fishman (1)(2)                 3,205,000    59.2%      3,205,000     50.0%

Robert S. Davimos(3)                     390,000     7.2%        390,000      6.1%

Kevin Killoran                           300,000     5.5%        300,000      4.7%

Steve Stedman                                  0      *                *         *

Michael Wichelns                               0      *                *         *

Jeff Manly                                     0      *                *         *

All Directors and Executive Officers
 as a group (4 persons)(1)(2)          3,205,000    59.2%      3,205,000     50.0%

-----------
*    Less than 1%
(1) Includes 100,000 shares subject to options that are currently exercisable by Mr. Fishman.
(2) Includes 1,805,000 shares which are not owned by Mr. Fishman, but which are held in a voting trust of which Mr. Fishman is the trustee, and for which Mr. Fishman has sole voting power.
(3) Does not include 183,000 shares of Common Stock owned by members of the family of Robert S. Davimos. Richard H. Davimos (father of Robert S. Davimos), Richard H. Davimos, Jr. and John L. Davimos (brothers of Robert
     S. Davimos), and Carol Miller (mother of Robert S. Davimos), who have in the aggregate purchased 183,000 shares of Common Stock. Robert S. Davimos disclaims beneficial ownership of the shares held by Richard H. Davimos, Richard H. Davimos, Jr., John L. Davimos, and Carol Miller.

                           DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $.01 par value. The Company is not authorized to issue any preferred stock.

COMMON STOCK.

     Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. Subject to the restrictions summarized below, dividends may be paid to the holders of Common Stock when and if declared by the Board of Directors out of funds legally available for dividends. See "Dividend Policy."

     Holders of Common Stock have no conversion, redemption, cumulative voting, or preemptive rights. All outstanding shares of Common Stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock will be entitled to share ratably in its assets remaining after provision for payment of creditors.

VOTING TRUST.

     Marc Fishman is the sole Trustee of a Voting Trust (the "Voting Trust") entered into among Marc Fishman, Kevin Killoran, and the purchasers of shares of Common Stock in the initial private offering of the Company. As of September 30, 1996, 3,105,000 of 5,410,000 shares of outstanding Common Stock were held in the Voting Trust. The Voting Trust will remain in effect until June 2006 and applies to all shares of Common Stock held by the Voting Trust's participants, including shares acquired after the date of the Voting Trust.
As Trustee, Mr. Fishman may vote the shares held in the Voting Trust as he determines to be in the best interests of the Company, in his sole discretion. As a result, Marc Fishman will have the ability to control the outcome of all matters submitted to a vote of the Company's shareholders. Any participant in the Voting Trust may withdraw any or all of his or her shares of Common Stock at any time after this offering of Common Stock pursuant to this Prospectus, if the withdrawn shares are immediately sold pursuant to a bona fide sale to a party who is not a participant in the Voting Trust.

REDEEMABLE COMMON STOCK PURCHASE WARRANTS.

     Pursuant to this Prospectus, the Company is offering Warrants to purchase an aggregate of 650,000 shares of Common Stock. None of the Warrants have been issued prior to this offering.

     Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $_____________ per share (150% of the initial public offering price of the Common Stock). The Warrants, which may be exercised after one year from the date of this Prospectus, expire on ______________
, 2001 (five years from the date of this Prospectus). The Warrants may be redeemed by the Company at any time, upon 20 days' notice, commencing one year after the date of this Prospectus, at a redemption price of $.01 per Warrant upon 20 days prior written notice, if the average closing bid price of the Common Stock is at least $____ per share (170% of the initial public offering price of the Common Stock) for the 20 consecutive trading days ending not more than 10 days prior to the date of any redemption notice. Warrant holders shall have exercise rights until the close of the business day preceding the date fixed for redemption.

     In order for a holder to exercise a Warrant, there must be a current registration statement on file with the Commission pertaining to the shares of Common Stock underlying the Warrants, and such shares must be registered or qualified for sale under the securities laws of the state in which such Warrant holder resides or such exercise must be exempt from registration in such state. The Company will be required to file post-effective amendments to the Registration Statement, of which this Prospectus forms a part, during the nine month period from the date hereof, when events require such amendments. In addition, the Company has agreed with the Managing Underwriter to use its best efforts to keep the Registration Statement covering the shares of Common Stock underlying the Warrants current and effective. There can be no assurance, however, that such Registration Statement (or any other Registration Statement filed by the Company to cover shares of Common Stock underlying the Warrants) can be kept current. If a Registration Statement covering such shares of Common Stock is not kept current for any reason, or if the shares underlying the Warrants are not registered in the state in which a holder resides, the Warrants will not be exercisable and will be deprived of any value.

     Holders of the Warrants will be protected against dilution upon the occurrence of certain events, including, but not limited to the issuance of any Common Stock or other securities convertible or exercisable for Common Stock at a price per share less than the exercise price or the market price of the Common Stock, or in the event of any stock dividend, stock split, reclassification, recapitalization, stock combination or similar transaction. However, holders of the Warrants will have no voting rights and will not be entitled to dividends. In the event of liquidation, dissolution or winding up of the Company, holders of Warrants as such will not be entitled to participate in any distribution of the Company's assets.

ANTI-TAKEOVER PROVISIONS OF FLORIDA LAW

     Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds, beginning at 20% of the Company's outstanding voting shares, will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. The Affiliated Transactions Act generally requires majority approval by disinterested directors or supermajority approval of disinterested shareholders of certain specified transactions (such as a merger, consolidation, sale of assets, issuance or transfer of shares or reclassifications of securities) between a corporation and a holder of more than 10% of the outstanding voting shares of the corporation, or any affiliate of such shareholder.

     The directors of the Company are subject to the "general standards for directors" provisions set forth in the Florida Business Corporation Act. These provisions provide that in discharging his or her duties and determining what is in the best interests of the Company, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Company and its shareholders and the social, economic, legal or other effects of any proposed action on the employees, suppliers or customers of the Company, the community in which the Company operates and the economy in general. Consequently, in connection with any proposed action, the Board of Directors is empowered to consider interests of other constituencies in addition to the Company's shareholders, and directors who take into account these other factors may make decisions which are less beneficial to some, or a majority, of the shareholders than if the law did not permit consideration of such other factors.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

     The authorized but unissued shares of Common Stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

     The existence of authorized but unissued and unreserved Common Stock may enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise, and thereby protect the continuity of the Company's management.

TRANSFER AGENT AND WARRANT AGENT.

     The transfer agent and registrar for the Common Stock and the Warrants is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has been no market for the Common Stock or Warrants of the Company. Future sales of substantial amounts of Common Stock in the public market could adversely affect market prices prevailing from time to time.

     Upon completion of this offering, the Company will have outstanding 6,410,000 shares of Common Stock outstanding and 2,850,000 shares of Common Stock reserved for issuance. Of outstanding shares, the 1,000,000 shares sold in this offering will be freely tradable without restriction under the Securities Act, unless purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act. Of the other 5,410,000 outstanding shares of Common Stock, 375,000 shares (the "Shelf Registration Shares") of Common Stock have been registered for resale to the public by certain stockholders pursuant to the Selling Stockholder Prospectus, and, subject to the lock-up agreement with the Underwriters, will be freely tradable without restriction under the Securities Act. The Shelf Registration Shares are subject to a lock-up agreement with the Underwriters under which the holders of the Shelf Registration Shares have agreed not to sell or otherwise dispose of any of their Shelf Registration Shares for 180 days after the date of this Prospectus without the prior written consent of the Managing Underwriter. Of such 5,035,000 remaining outstanding shares of Common Stock:
(i) 1,300,000 shares will become eligible for sale under Rule 144 promulgated under the Securities Act ("Rule 144") on April 19, 1998; (ii) 600,000 shares will become eligible for sale under Rule 144 on April 20, 1998; (iii) 1,505,000 shares will become eligible for sale under Rule 144 on May 15, 1998; (iv) 505,000 shares will become eligible for sale under Rule 144 on May 17, 1998; and (v) 1,125,000 shares will become eligible for sale under Rule 144 on August 30, 1998.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least two years (including the holding period of any prior owner except an affiliate) is entitled to sell in "broker's transactions" or to market makers, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock (approximately 64,100 shares immediately after this offering) or (ii) generally, the average weekly trading volume in the Common Stock during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to the filing of a Form 144 with respect to such sale and certain other limitations and restrictions. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the ninety days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least three years, would be entitled to sell such shares without having to comply with the manner of sale, volume limitation or notice filing provisions described above.

     Upon consummation of this offering, the Company will have 2,850,000 shares of Common Stock reserved for issuance, which figure includes; (i) 650,000 shares of Common Stock issuable upon exercise of the Warrants (exercise price $10.50); (ii) 598,000 shares of Common Stock issuable upon exercise of stock options (weighted average exercise price $.80); (iii) an aggregate of 1,502,000 shares of Common Stock reserved for issuance upon exercise of options that may be granted under the Company's 1996 Stock Option Plan and 1996 Director's Stock Option Plan; and (iv) 100,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants (exercise price $8.40, assuming a public offering price of $7.00 per share).

     The Company intends to file registration statements on Form S-8 under the Securities Act to register up to 2,100,000 shares of Common Stock reserved for issuance under its 1996 Plan and the Director's Option Plan, thus permitting the resale of such shares by nonaffiliates in the public market without restriction under the Securities Act.

     All of the Company's officers, directors and shareholders owning more than 1% of the Company's outstanding Common Stock have agreed not to sell or otherwise dispose of any of their shares of Common Stock for a period for a period of 24 months from the date of this Prospectus without the prior written consent of the Managing Underwriter and the Company.

     Prior to this offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Description of Securities," "Management--Director Compensation," "--1996 Option Plan," and "Underwriting."


                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Sovereign Equity Management Corporation is acting as Managing Underwriter, have severally agreed to purchase from the Company the respective number of shares of Common Stock and Warrants set forth opposite the name of such Underwriter below:



NAME                                NUMBER OF SHARES  NUMBER OF WARRANTS
----                                ----------------  ------------------
Sovereign Equity Management
  Corporation...................       __________         __________


  Total.........................       __________         __________

     The Underwriters are committed to purchase all shares of Common Stock and the Warrants offered hereby, if any are so purchased. The Underwriting Agreement contains certain provisions whereby, if any Underwriter defaults in its obligation to purchase such shares, and the aggregate obligations of the Underwriters so defaulting do not exceed ten percent of the shares offered hereby, some or all of the remaining Underwriters must assume such obligations.

     The Underwriters propose to offer the shares of Common Stock and Warrants directly to the public initially at the offering prices set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $______ per share and $______ per Warrant. The Underwriters may allow, and such dealers may re-allow, concessions not in excess of $____ per share and $ _____per share and $_____ and $____ per Warrant to certain other dealers. The offering of the Common Stock and the Warrants is made for delivery when, as and if accepted by the Underwriters and subject to prior sale and withdrawal, cancellation or modification of the offer without notice. The Underwriters reserve the right to reject any order for the purchase of Common Stock or Warrants. After the public offering of the Common Stock and the Warrants, the public offering price and the concessions may be changed by the Managing Underwriter.

     The Managing Underwriter has advised the Company that it does not anticipate sales to discretionary accounts by the Underwriters to exceed five percent of the total number of shares of Common Stock or Warrants offered hereby.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

The Company has also agreed to pay to the Managing Underwriter an expense allowance on a non-accountable basis equal to 3% of the gross proceeds derived from the sale of the shares of Common Stock and the Warrants underwritten, of which $25,000 has been paid to date.

     The Underwriters have agreed to indemnify the Company against any liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement, based on information relating to the Underwriters and furnished in writing by the Underwriters specially for inclusion therein.

     The Underwriters have been granted an option by the Company, exercisable within 45 days after the date of this Prospectus, to purchase up to an additional 150,000 shares of Common Stock and an additional 97,500 Warrants at the initial public offering price offered hereby, less underwriting discounts and commissions. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the shares of Common Stock or Warrants offered hereby. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional shares of Common Stock and Warrants proportionate to its initial commitment.

     All of the Company's directors, officers and shareholders owning more than 1% of the Company's outstanding Common Stock have agreed not to, directly or indirectly, sell, transfer, hypothecate or otherwise encumber any of their shares for twenty-four (24) months following the date of this Prospectus without the prior written consent of the Managing Underwriter and the Company.

     The Company has agreed that for five (5) years after the effective date of this Prospectus, the Managing Underwriter will have the right to designate an observer to attend meetings of the Company's Board of Directors.

     In connection with this Offering, the Company has agreed to sell to the Managing Underwriter, for nominal consideration, the Underwriter's Warrants to purchase from the Company 100,000 shares of Common Stock. The Underwriter's Warrants are initially exercisable for shares of Common Stock at a price of $ per share of Common Stock (120% of the initial public offering price of the Common Stock) for a period of four (4) years commencing one (1) year from the date of this Prospectus and are restricted from sale, transfer, assignment or hypothecation for a period of twelve (12) months from the date hereof, except to officers and principals of the Managing Underwriter. The Underwriter's Warrants also provide for adjustment in the number of shares of Common Stock issuable upon the exercise thereof as a result of certain subdivisions and combinations of the Common Stock. The Underwriter's Warrants grant to the holders thereof certain rights of registration for the Common Stock issuable upon exercise of the Underwriter's Warrants. For the life of the Underwriter's Warrants, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interest of other shareholders. The Company may find it more difficult to raise capital for its business if the need should arise while the Underwriter's Warrants is outstanding. At any time when the holders of the Underwriter's Warrants might be expected to exercise it, the Company would probably be able to obtain additional capital on more favorable terms.

     In March 1995 the NASD issued an order against a member firm and two individuals, including Glen T. Vittor, President of the Underwriter, in connection with failure to honor two trades. The order bars Mr. Vittor from acting as a principal, suspends him for one year from association with any NASD member, requires him to requalify as a registered representative, and requires payment of a fine and restitution. Mr. Vittor has appealed the order to the SEC. The SEC stayed the order except for the bar from acting as a principal.

     Sovereign Equity Management Corporation, the Managing Underwriter, was registered as a broker-dealer in 1987. The Managing Underwriter has participated in only one public offering as a Manager. The Managing Underwriter intends, though it is not obligated, to make a market in the Common Stock and the Warrants of the Company upon completion of this offering. Prospective purchasers of Common Stock or Warrants offered hereby should consider the limited experience of the Managing Underwriter in evaluating an investment in the Common Stock or the Warrants.

     Prior to this offering, there has been no public market for the Common Stock or the Warrants. Consequently, the initial public offering price for the Common Stock and for the Warrants, and the other terms of the Warrants, will be determined by negotiations between the Company and the Managing Underwriter and are not necessarily related to the Company's asset value, net worth or other established criteria of value. Among the factors considered in such negotiations will be the prospects for the Company's business, the history of and an assessment of the Company's management, the Company's business plans and development, the Company's capital structure, and the general condition of the securities market at the time of this offering.

     The foregoing is a summary of the principal terms of the Underwriting Agreement described above and does not purport to be complete. Reference is made to a copy of each such agreement which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. See "Additional Information."


                                 LEGAL MATTERS

     The validity of the Common Stock and Warrants offered hereby will be passed upon for the Company by Adorno & Zeder, P.A., Miami, Florida.
Atlas, Pearlman, Trop & Borkson, P.A., Fort Lauderdale, Florida has acted as counsel for the Underwriters in connection with certain legal matters relating to the Common Stock and Warrants offered hereby. As of September 30, 1996, a shareholder of Adorno & Zeder, P.A. owned 50,000 shares of the Company's Common Stock.


                                    EXPERTS

     The financial statements of 2Connect Express, Inc. as of September 30, 1996 and for the period from April 19, 1996 (date of inception) to September 30, 1996 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form SB-2 (together with all amendments thereto, the "Registration Statement"), under the Securities Act with respect to the shares of Common Stock and the Warrants offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules filed therewith, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock and Warrants offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being deemed to be qualified in its entirety by such reference. The Registration Statement, including all exhibits and schedules thereto, may be inspected without charge at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, or at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon the payment of the prescribed fees. The Commission maintains a site on the World Wide Web (http://www.sec.gov.) That contains reports, registration statements, proxy and information statements, and other information.

                            2CONNECT EXPRESS INC.

                         INDEX TO FINANCIAL STATEMENTS




                                                                        Page
    Independent Auditors' Report..................................      F-2

    Balance Sheet as of September 30, 1996........................      F-3

    Statement of Operations and Deficit Accumulated during

     the Development Stage from April 19, 1996

     (date of inception) to September 30, 1996....................      F-4

    Statement of Shareholders' Equity from April 19, 1996

     (date of inception) to September 30, 1996....................      F-5

    Statement of Cash Flows from April 19, 1996 (date of

      inception) to September 30, 1996............................      F-6

    Notes to Financial Statements.................................      F-7

                          INDEPENDENT AUDITORS' REPORT



The Shareholders and Board of Directors
2 Connect Express, Inc.:


We have audited the accompanying balance sheet of 2 Connect Express, Inc. (a development stage enterprise) as of September 30, 1996 and the related statements of operations and deficit accumulated during the development stage, shareholders' equity and cash flows for the period from April 19, 1996 (date of inception) to September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 2 Connect Express, Inc. (a development stage enterprise) as of September 30, 1996 and the results of its operations and its cash flows for the period from April 19, 1996 (date of inception) to September 30, 1996 in conformity with generally accepted accounting principles.




Miami, Florida
October 3, 1996, except as to the last
        three paragraphs of Note 8,
        which are as of October 29, 1996

                             2 CONNECT EXPRESS, INC.
                        (A Development Stage Enterprise)

                                  BALANCE SHEET

                               September 30, 1996



                         Assets
Current assets:
     Cash                                                                       $ 2,854,124
     Due from employee                                                                4,000
                                                                                -----------

              Total current assets                                                2,858,124

Property and equipment, net                                                          29,492
Other assets                                                                         12,777
                                                                                -----------

              Total assets                                                      $ 2,900,393
                                                                                ===========

                         Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable                                                           $    21,592
     Accrued expenses                                                                16,588
                                                                                -----------

              Total liabilities                                                      38,180
                                                                                -----------

Shareholders' equity:
     Common stock, $0.01 par value.  Authorized 25,000,000 shares; issued and
        outstanding 5,410,000 shares                                                 54,100
     Paid-in capital                                                              3,194,950
     Deficit accumulated during the development stage                              (375,137)
                                                                                -----------
                                                                                  2,873,913

     Less subscriptions receivable                                                  (11,700)
                                                                                -----------

              Total shareholders' equity                                          2,862,213

Commitments
                                                                                -----------
              Total liabilities and shareholders' equity                        $ 2,900,393
                                                                                ===========


See accompanying notes to financial statements.

                             2 CONNECT EXPRESS, INC.
                        (A Development Stage Enterprise)

                 STATEMENT OF OPERATIONS AND DEFICIT ACCUMULATED
                          DURING THE DEVELOPMENT STAGE

      Period from April 19, 1996 (date of inception) to September 30, 1996


General and administrative expenses:
     Salaries                                                                     $ 164,864
     Professional services                                                          109,144
     Other                                                                          112,473
                                                                                  ---------

               Total general and administrative expenses                            386,481
                                                                                  ---------

               Operating loss                                                      (386,481)

Interest income                                                                      11,344
                                                                                  ---------

               Net loss and deficit accumulated during the development stage      $(375,137)
                                                                                  =========

Net loss per share                                                                $   (0.06)
                                                                                  =========

Number of shares used in calculating net loss per share                           5,939,621
                                                                                  =========



See accompanying notes to financial statements.

                             2 CONNECT EXPRESS, INC.
                        (A Development Stage Enterprise)

                        STATEMENT OF SHAREHOLDERS' EQUITY

      Period from April 19, 1996 (date of inception) to September 30, 1996



                                                                               Deficit
                                             Common stock                    accumulated
                                      --------------------------              during the
                                        Number of          Par      Paid-in  development   Subscriptions
                                          shares          value     capital     stage       receivable       Total
                                          ------          -----     -------     -----       ----------       -----
Balance, at inception                       --        $  --           --          --            --            --

Issuance of common stock on
     April 19 & 20, 1996 (founders
     shares at nominal
     consideration)                    1,900,000       19,000      (19,000)       --            --            --

Issuance of common stock on May 15,
     1996 ($0.02 per share)
                                       1,505,000       15,050       15,050        --            --          30,100

Issuance of common stock on May 17,
     1996 ($0.73 per share)
                                         505,000        5,050      363,600        --         (11,700)      356,950

Issuance of common stock on
     August 30, 1996 ($2.25 per
     share and net of $524,700 of
     issuance costs)
                                       1,500,000       15,000    2,835,300        --            --       2,850,300

Net loss                                    --           --           --      (375,137)         --        (375,137)
                                       ---------   ----------    ---------    --------       -------     ---------

Balance, at September 30, 1996
                                       5,410,000      $54,100    3,194,950    (375,137)      (11,700)    2,862,213
                                       =========   ==========    =========    ========       =======     =========


See accompanying notes to financial statements.

                             2 CONNECT EXPRESS, INC.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS

      Period from April 19, 1996 (date of inception) to September 30, 1996


Cash flows from operating activities:
     Net loss                                                                   $  (375,137)
     Adjustments to reconcile net loss to net cash used in operating activities:
           Depreciation expense                                                         890
           Changes in assets and liabilities:
               Due from employee                                                     (4,000)
               Other assets                                                         (12,777)
               Accounts payable                                                      21,592
               Accrued expenses                                                      16,588
                                                                                -----------

              Net cash used in operating activities                                (352,844)
                                                                                -----------

Cash flows from investing activities:
     Purchase of property and equipment                                             (30,382)
                                                                                -----------

              Net cash used in investing activities                                 (30,382)
                                                                                -----------

Cash flows from financing activities:
     Net proceeds from issuance of common stock                                   3,237,350
                                                                                -----------

              Net cash provided by financing activities                           3,237,350
                                                                                -----------

              Net increase in cash                                                2,854,124
                                                                                -----------

Cash, beginning of period                                                              --
                                                                                -----------

Cash, end of period                                                             $ 2,854,124
                                                                                ===========


See accompanying notes to financial statements.

                             2CONNECT EXPRESS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


                               September 30, 1996


(1)      ORGANIZATION, BUSINESS AND RISK FACTORS

         (a)    ORGANIZATION AND BUSINESS

                2 Connect Express, Inc., (a development stage enterprise) (the "Company"), which was incorporated in April 1996, intends to become a specialty retailer of Internet, cellular, paging, telephone, satellite and other communication-related products and services under the name "2Connect". Since inception, the Company has developed a business plan for the Company's operations and proposed expansion in South Florida; hired the executive and support personnel necessary to support the Company's proposed expansion in South Florida for the next six months; hired its first market developer and store manager; developed a standard 2Connect store design for its shopping mall and power center stores; engaged a site selection and construction oversight contractor to aid the Company in selecting and securing store sites and to oversee store construction; identified and is in the process of finalizing a lease for the first 2Connect store site location; commenced the development of its first 2Connect store; identified and commenced negotiations for eight additional 2Connect store site locations in South Florida; identified and commenced negotiations with its proposed service providers and product vendors; developed a marketing strategy; and raised an aggregate of $3,237,350 in net proceeds through private offerings. The Company expects to open its first 2Connect store in Coral Springs, Florida in November 1996. Although these financial statements are as of September 30, 1996, the Company's fiscal year end is December 31.

         (b)    DEVELOPMENT STAGE COMPANY AND RISK FACTORS

                The Company is considered to be a development stage company as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company, as a development stage enterprise, has yet to generate revenue and has no assurance of future revenues. The Company is subject to a number of risks that may affect its ability to become an operating enterprise or impact its ability to remain in existence, including risks relating to the Company's recent organization, the possible need for additional financing, the need to negotiate contracts and establish and maintain successful relationships with service providers, reliance on key personnel, the risk of technological obsolescence, the uncertainty of market acceptance of the Company's business concept and competition.

(2)      SIGNIFICANT ACCOUNTING POLICIES

                                       -2-
                             2CONNECT EXPRESS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

         (a)    PROPERTY AND EQUIPMENT

                Property and equipment are stated at cost. Depreciation of property and equipment is calculated on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over their useful lives or the term of the related lease, whichever is less.

                Maintenance and repairs are charged to operations when incurred. Substantial expenditures for improvements that increase the capacity or extend the useful lives of the assets are capitalized.

                             2CONNECT EXPRESS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


         (b)    INCOME TAXES

                Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (c)    NET LOSS PER SHARE

                Net loss per share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during the period. In accordance with a Securities and Exchange Commission Staff Accounting Bulletin, common stock and common stock equivalents issued within a twelve-month period prior to the initial filing of a registration statement relating to an initial public offering are treated as outstanding for the entire period (using the treasury stock method and the estimated public-offering price of $7 per share).

         (d)    USE OF ESTIMATES

                Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3)      PROPERTY AND EQUIPMENT, NET

         Property and equipment, net at September 30, 1996 consists of the following:

                                                                                        Estimated
                                                                                       useful life
                                                                                       -----------

            Machinery and equipment                                    $    23,491     3-5 years
            Furniture and fixtures                                           6,286       7 years
            Leasehold improvements                                             605    Lease term
                                                                       -----------
                                                                            30,382
            Less accumulated depreciation                                     (890)
                                                                       -----------
                          Property and equipment, net                  $    29,492
                                                                       ===========

                             2CONNECT EXPRESS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


(4)      INCOME TAXES

         The income tax benefit for the period from April 19, 1996 (date of inception) to September 30, 1996 was $-0-, which differed from the amount computed by applying the United States federal income tax rate of 34 percent to the pretax loss as a result of the following:

          Computed "expected" tax benefit                                                $       127,547
          Increase (reduction) in income taxes resulting from:
               State income taxes                                                                 20,633
               Increase in the valuation allowance for deferred tax assets                      (148,180)
                                                                                                --------

                                                                                         $          -
                                                                                                ========

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at September 30, 1996 are presented below:

          Deferred tax assets:
               Start-up and organizational costs                                         $       148,180
               Less: valuation allowance                                                        (148,180)
                                                                                                --------

                     Total net deferred tax asset                                        $          -
                                                                                                ========

(5)      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amount of financial instruments (accounts payable and accrued expenses) approximated fair value at September 30, 1996 because of the short maturity of these items.

(6)      SHAREHOLDERS' EQUITY

         (a)    STOCK OPTIONS

                The Company has two fixed stock option plans. Under the Company's 1996 Stock Option Plan, the Company may grant options to employees for up to 2 million shares of common stock. Under the Directors Stock Option Plan, the Company may grant options to nonemployee members of the Company's board of directors for up to 100,000 shares of common stock, and any options granted fully vest upon grant. Under the 1996 Stock Option Plan, the exercise price of each option must equal or exceed the fair market price of the Company's common stock on the date of grant, and

                             2CONNECT EXPRESS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


                an option's maximum term is 20 years. Under the Directors
                Stock Option Plan, the exercise price of each option must not be lower than the lesser of (i) the fair market price of the Company's common stock on the date of grant of the option or
                (ii) what is at the date of grant, the last sale price at which the Company sold shares of its common stock, and an option's maximum term is 10 years. All options granted during the period from April 19, 1996 (date of inception) to September 30, 1996 were granted under the 1996 Stock Option Plan and vest equally over the first, second and third anniversaries of the date of grant, other than options which were granted on June 17, 1996 to an executive officer of the Company to purchase 100,000 shares of common stock, which are immediately exercisable.

                A summary of the status of the Company's two stock option plans as of September 30, 1996 and changes for the period from April 19, 1996 (date of inception) to September 30, 1996 is presented below:

                                                                                   Weighted average
                                                                      Shares        exercise price
                                                                      ------        --------------
                 Outstanding at inception                                 -                   -
                 Granted                                               598,000          $  0.80
                                                                       -------          -------

                 Outstanding at September 30, 1996                     598,000             0.80
                                                                       =======          =======

                 Options exercisable at September 30, 1996             100,000          $  0.73
                                                                       =======          =======

                The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation expense has been recognized in connection with stock options granted. Had compensation cost for the Company's stock option plans been determined consistent with Financial Accounting Standards Board Statement No. 123, the Company's net loss and net loss per share for the period from April 19, 1996 (date of inception) to September 30, 1996, would have been increased by approximately $31,000 and $0.01 per share, respectively. The weighted average fair value per share of options granted during the period from April 19, 1996 (date of inception) to September 30, 1996 is $0.21. The fair value of each option grant is estimated on the date of grant using the minimum-value method with the following assumptions used for grants in 1996: expected dividends of zero; a risk-free interest rate of 6.92 percent; and an expected life of 5 years.

         (b)    VOTING TRUST

                The Company's chief executive officer is the trustee of a voting trust entered into among himself (1,300,000 shares), the Company's director of marketing and store

                             2CONNECT EXPRESS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

               development (300,000 shares) and certain other shareholders of the Company (1,505,000 shares). The voting trust has a term of 10 years expiring June 2006 and applies to all shares of common stock of the voting trust's participants, including shares acquired after entry into the voting trust. Any participant in the voting trust may withdraw any or all of his or her shares of common stock at any time after the Company's initial public offering, if the withdrawn shares are immediately sold pursuant to a bona fide sale to a party who is not a participant in the voting trust. As a result, the Company's chief executive officer has voting control of the Company for all matters in which shareholders vote. The Company's chief executive officer is expected to continue to have voting control even after the completion of the Company's initial public offering.

                             2CONNECT EXPRESS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS




(7)      COMMITMENTS

         (a)    LEASES

                The Company is obligated under noncancelable operating leases for office space and equipment that expire at various dates through 2001. Rent expense for the period from April 19, 1996 (date of inception) to September 30, 1996 was $2,070.

                Minimum future rental payments under noncancelable operating leases as of September 30, 1996 consist of the following:

                      Three months ending December 31, 1996        $  6,525
                      Year ending December 31:
                           1997                                      44,839
                           1998                                      48,586
                           1999                                      48,536
                           2000                                      44,975
                           2001                                      31,857
                                                                   --------

                                                                   $225,318
                                                                   ========

         (b)    EMPLOYMENT AGREEMENTS

                The Company has entered into employment agreements with several of its officers and employees including the president. Under the terms of these agreements, the Company is obligated to pay base salaries over the next three years as follows:

                      Three months ending December 31, 1996          314,167
                      Year ending December 31:
                           1997                                      382,083
                           1998                                      150,000
                           1999                                       68,750


(8)      SUBSEQUENT EVENTS

         On October 1, 1996, the Company's board of directors approved the Company's filing of form SB-2 with the Securities and Exchange Commission ("SEC"). This filing with the SEC provides for the issuance and sale of 1,000,000 shares of common stock and 650,000 redeemable common stock purchase warrants. Company management expects the filing to occur during October 1996.

         On October 29, 1996, the Company entered into a noncancelable operating lease (the "Lease") for a store site location that expires in 2006.

         Minimum future rental payments under the Lease consist of the following:

           Year ending
           December 31,
           ------------
           1996                                    $  4,823
           1997                                      57,880
           1998                                      58,055
           1999                                      58,533
           2000                                      61,949
           Thereafter                               357,280
                                                   --------
                                                   $598,520
                                                   ========

         In addition to the minimum future rental payments due under the Lease, the Company is required to pay an annual amount equal to 6% of the store's annual adjusted gross revenue (as defined in the lease agreement) in excess of approximately $1,500,000.

================================================================================

   NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                              ------------------


                              TABLE OF CONTENTS


                                                                  Page
                                                                  ----
Prospectus Summary...................................................1
Risk Factors..........................................................
Use of Proceeds.......................................................
Dividend Policy.......................................................
Capitalization........................................................
Dilution..............................................................
Selected Financial Information........................................
Management's Plan of Operation........................................
Proposed Business.....................................................
Management............................................................
Executive Compensation................................................
Certain Transactions..................................................
Principal Shareholders................................................
Description of Securities ............................................
Shares Eligible for Future Sale.......................................
Underwriting..........................................................
Legal Matters.........................................................
Experts...............................................................
Additional Information ...............................................
Index to Financial Statements......................................F-1

                              ------------------

   UNTIL , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
================================================================================

================================================================================



                                 [2CONNECT LOGO]









                                1,000,000 SHARES
                                       OF
                                  COMMON STOCK


                            650,000 REDEEMABLE COMMON
                             STOCK PURCHASE WARRANTS


                                   ----------
                                   PROSPECTUS
                                   ----------



                                SOVEREIGN EQUITY
                             MANAGEMENT CORPORATION


                               ____________, 1997

================================================================================

               ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION DATED OCTOBER __, 1996
PROSPECTUS
                        375,000 SHARES OF COMMON STOCK

                            2CONNECT EXPRESS, INC.

        This Prospectus may be used in connection with the distribution of up to 375,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of 2Connect Express, Inc. ("2Connect" or the "Company") proposed to be disposed of from time to time by the Selling Shareholders named herein. See "Selling Shareholders." The Company will not have any interest in the proceeds of the sale of Shares offered hereby. Application has been made to include the Common Stock on the Nasdaq Small Cap (R) Market under the symbol CNTC.

        The Selling Shareholders have advised the Company that they may from time to time sell all or part of the Shares in one or more transactions (which may involve block transactions) in the over-the-counter market, on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or any exchange on which the Common Stock may then be listed), in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of the Shares from whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Shareholders may also pledge the Shares as collateral for margin accounts or loans and the Shares could be resold pursuant to the terms of such accounts or loans. The Selling Shareholders and any participating brokers and dealers may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

        Prior to this offering, there has been no public market for the Common Stock and there can be no assurance that such a market will develop after the completion of this offering or, if developed, that it will be sustained.

                                 ------------

        THESE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" ON PAGES 4 THROUGH 11.

                                 ------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==============================================================================================================
                                                        Underwriting Discounts          Proceeds to
                        Price to Public                   and Commissions(1)         Selling Shareholders
--------------------------------------------------------------------------------------------------------------
Per Share...........    $                                $                           $
--------------------------------------------------------------------------------------------------------------
Total(3)............    $                                $                           $
==============================================================================================================

(1)     See "Plan of Distribution."


               THE DATE OF THIS PROSPECTUS IS NOVEMBER __, 1996

               ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS

                              SELLING SHAREHOLDERS

         The following table sets forth the number of shares of Common Stock of the Company beneficially owned by each Selling Shareholder, registered for sale pursuant to this Prospectus and beneficially owned by each Selling Shareholder assuming the sale of all the shares of Common Stock offered in this Prospectus and the consummation of the Concurrent Offering.


                                               BENEFICIAL OWNERSHIP         SHARES REGISTERED        BENEFICIAL OWNERSHIP
                                                 PRIOR TO OFFERING          IN THIS OFFERING            AFTER OFFERING
                                             ------------------------       ----------------       -------------------------
NAME/ADDRESS OF BENEFICIAL OWNER             NUMBER           PERCENT                              NUMBER         PERCENT
--------------------------------             ------           -------                              ------         -------
Allan Fishman                               135,000              2.49            10,000           125,000          1.95
13661 Deering Bay Dr.
Miami, FL 33158

Richard Gurian                               60,000              1.10             1,250            58,750           .92
507 Jacaranda Way
Plantation, FL 33324

Jeannine Gurian                             159,000              2.93             5,000           154,000           2.4
4015 Palm Aire Dr., West
Apt. 1002
Pompano, FL 33069

Nathan E. Nacklas                            12,000               .22             2,500             9,500           .15
401 N.E. Mizner Blvd., #904
Boca Raton, FL 33432

Richard H. Davimos                          110,000              2.00            17,500            92,500           1.4
TTEE The Richard H. Davimos Trust
u/a/d 5/12/92 FBO Richard H. Davimos
1401 South Ocean Blvd., #500
Boca Raton, FL 33432

Carol E. Miller                              10,000               .18             1,250             8,750           .14
736 Ashburton Dr.
Naples, FL 33963

Lynn Tilton                                  15,000               .28             1,250            13,750           .21
5814 N.W. 35th Way
Boca Raton, FL 33496

Timothy Gulla                                35,000               .64             5,000            30,000           .47
51 Cragmere Rd
Suffern, N.Y. 10901

Don Brennan                                  14,000               .26             2,250            11,750           .18
51 Cragmere Rd
Suffern, N.Y. 10901

Stephen Joseph Szabo                         22,500               .41             2,500            20,000           .31
16201 Avila Blvd
Tampa, FL 33613

E. Jackson Boggs                              6,000               .11             1,000             5,000           .08
819 S. Grove Park Ave
Tampa, FL 33609

               ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS



                                               BENEFICIAL OWNERSHIP         SHARES REGISTERED        BENEFICIAL OWNERSHIP
                                                 PRIOR TO OFFERING          IN THIS OFFERING            AFTER OFFERING
                                             ------------------------       ----------------       -------------------------
NAME/ADDRESS OF BENEFICIAL OWNER             NUMBER           PERCENT                              NUMBER         PERCENT
--------------------------------             ------           -------                              ------         -------
Lawrence & Lori Turel                        25,000               .46             2,500            22,500           .35
3860 Queens Way
Boca Raton, FL 33434

Thomas T. Irvin                              20,000               .37             5,000            15,000           .23
Rte. 1 Box 341
Mt. Aery, GA 30563

Lawrence Saks                                10,000               .18             2,500             7,500           .12
8723 S.W. 113 Ct
Miami, FL 33173

You A. Deng & Lian Jun Xu                     5,000               .09             1,250             3,750           .06
1070 N.E. 181 Street
N. Miami Beach, FL 33162

Pictet Bank & Trust                         250,000               4.6            62,500           187,500          2.93
c/o Charlotte House
P.O. Box N-4837

Nassau, Bahamas
Cecil C. McCall & Jean P. McCall             10,000               .18             2,500             7,500           .12
1813 Baldwin Farms Dr.
Marietta, GA 30068

James R. Russell & Mary L. Russell           50,000               .92            12,500            37,500           .59
2205 Gay Way
Birmingham, AL 35216

Michael Weiss                                10,000               .18             2,500             7,500           .12
14 Doti Ct
Huntington, N.Y. 11743

Clyde & Martha Everett                       10,000               .18             2,500             7,500           .12
164 Grandview Ave
Valparaiso, FL

Harry C. Holland, Inc.                       30,000               .55             7,500            22,500           .35
1013 Elmwood
Norman, OK 73072

Harry C. Holland TTEE - The Harry C          20,000               .37             5,000            15,000           .23
Holland Revocable Trust

Neil J. Karlin                                4,000               .07             1,000             3,000           .05
687 Ocean Blvd
Golden Beach, FL 33160

Daniel Barral                                 7,000               .13             1,750             5,250           .08
3457 Forrest Drive
Hollywood, FL 33021

Ines Barral                                   5,000               .09             1,250             3,750           .06
3457 Forrest Dr.
Hollywood, FL 33021

               ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS




                                               BENEFICIAL OWNERSHIP         SHARES REGISTERED        BENEFICIAL OWNERSHIP
                                                 PRIOR TO OFFERING          IN THIS OFFERING            AFTER OFFERING
                                             ------------------------       ----------------       -------------------------
NAME/ADDRESS OF BENEFICIAL OWNER             NUMBER           PERCENT                              NUMBER         PERCENT
--------------------------------             ------           -------                              ------         -------
Mitchell Denburg                              5,000               .09             1,250             3,750           .06
1221 N. Ocean Blvd
Gulf Stream, FL 33483

Patricia V. Gardner                          10,000               .18             2,500             7,500           .12
1014 Temple Grove
Winter Park, FL 32789

Dr. Lester Dubins                            10,000               .18             2,500             7,500           .12
1626 Spruce St
Berkeley, CA 94709

Robert Hicks                                 10,000               .18             2,500             7,500           .12
2 Danbury Ct
Little Rock, AR 72227

Michael T. Holland/Cynthia Holland           10,000               .18             2,500             7,500           .12
17 Longlea Dr.
Little Rock, AR 72212

Brenda & Sam Hochberg                        22,222               .41             5,555            16,667           .26
13673 Deering Bay Dr.
Miami, FL 33158

Judith A. Droder                             15,000               .28             3,750            11,250           .18
396 Coconut Palm Rd
Boca Raton, FL 33432

Louis D. Kipp/Angel Arrabal                  10,000               .18             2,500             7,500           .12
3701 S.W. 132 Avenue
Miramar, FL 33027

Peter T. Callas                               5,000               .09             1,250             3,750           .06
355 S.W. 16th Street
Boca Raton, FL 33432

Anthony Russo                                 5,000               .09             1,250             3,750           .06
8 Kiwanis Dr.
Wayne, NJ 07470

William Smith                                10,000               .18             2,500             7,500           .12
8 Hamilton Ct
Whippany, NJ 07981

Robert & Beatrice Krantz                     50,000               .92            12,500            37,500           .59
608 88th Street
Surfside, FL 33154

Mills Sales Corp.                            15,000               .28             3,750            11,250           .18
P.O. Box 2182
Macon, GA 31203

Alan M. Silberstein                          10,000               .18             2,500             7,500           .12
784 Park Ave
New York, N.Y. 10021

               ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS




                                               BENEFICIAL OWNERSHIP         SHARES REGISTERED        BENEFICIAL OWNERSHIP
                                                 PRIOR TO OFFERING          IN THIS OFFERING            AFTER OFFERING
                                             ------------------------       ----------------       -------------------------
NAME/ADDRESS OF BENEFICIAL OWNER             NUMBER           PERCENT                              NUMBER         PERCENT
--------------------------------             ------           -------                              ------         -------
First Capital Resource                       10,000               .18             2,500             7,500           .12

Kenneth H. Rose Revocable Trust              20,000               .37             5,000            15,000           .23
4523 Bay Beach Lane, H-1
Ft. Myers Beach, FL 33931

Nick & Dolores Giannini                      10,000               .18             2,500             7,500           .12
800 Newberry
Mt. Prospect, IL 60056

Thomas Ballweg                               10,000               .18             2,500             7,500           .12
3521 Westlake Dr.
Augusta, GA 30907

J. Stuart Johnson                            40,000               .74            10,000            30,000           .47
560 Spinnacker Ln
Longboat Key, FL 34228

Bartz-Michalski Trust                        10,000               .18             2,500             7,500           .12
2119 S. 82 Street
West Allis, WI 53219

Peter H. Feehan                              10,000               .18             2,500             7,500           .12
P.O. Box 87
Deposit, N.Y. 13754

Myron & Lorie Ace                            10,000               .18             2,500             7,500           .12
14524 Riverside Dr.
Ft. Myers, FL 33905

William R. Jenkins                           10,000               .18             2,500             7,500           .12
3630 Country Club Dr.
Gastonia, NC 28056

Ronald A. Freeman                             5,000               .09             1,250             3,750           .06
760 Bass Rd
Macon, GA 31210

Sharon A. Morris                             10,000               .18             2,500             7,500           .12
2080 Pearwood Path
Roswell, GA 30076

Michael H. Otis                              20,000               .37             5,000            15,000           .23
10517 Rochester Way
Tampa, FL 33626

Finamek Asset Mgmt                           10,000               .18             2,500             7,500           .12
c/o Guillermo Bauder
Avenue Francisco De-Miranda
Edificio Parque Cristal Torre
Este, Piso 3 Ofc 3-10

HST Partners                                 20,000               .37             5,000            15,000           .23
75 West End Ave., R35A
New York, N.Y. 10023

               ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS




                                               BENEFICIAL OWNERSHIP         SHARES REGISTERED        BENEFICIAL OWNERSHIP
                                                 PRIOR TO OFFERING          IN THIS OFFERING            AFTER OFFERING
                                             ------------------------       ----------------       -------------------------
NAME/ADDRESS OF BENEFICIAL OWNER             NUMBER           PERCENT                              NUMBER         PERCENT
--------------------------------             ------           -------                              ------         -------
Richard D. Crotteau                          10,000               .18             2,500             7,500           .12
417 W. Brow Rd
Lookout Mt., TN 37350

Jerry E. Friedman                            20,000               .37             5,000            15,000           .23
9467 N. Fairway Cir
Milwaukee, WI 53217

Liu An-Ping Hwang                            10,000               .18             2,500             7,500           .12
7400 E. Hampden Ave., #12
Denver, CO 80231

Lawrence & Jacqueline Kunhert                20,000               .37             5,000            15,000           .23
8397 Black Walnut Dr.
E. Amherst, N.Y. 14051

David L. Brown                               10,000               .18             2,500             7,500           .12
1106 Bergan Rd
Oreland, PA 19075

Donald A. Krain                              10,000               .18             2,500             7,500           .12
527 Revere Rd
Merion, PA 19066

Kari M. Beier                                20,000               .37             5,000            15,000           .23
131 Lakeview Rd
Franklin, VA 23851

Kenneth D. Rickel                            20,000               .37             5,000            15,000           .23
139 High Oaks Dr.
Warren, N.J. 07060

Palmerston Securities                        10,000               .18             2,500             7,500           .12
c/o W.K. Moss
8 Heriot Rd
London NW4 2DG England
                                             10,000               .18             2,500             7,500           .12
AK Industrial Contractors
c/o Mike Arnett
P.O. Box 1444
Searcy, AR 72143

Leonard Casciola                             10,000               .18             2,500             7,500           .12
2001 Carter Mill Way
Brookeville, MD 20833

J. Felix Campos/Hilaire Fernandez             5,000               .09             1,250             3,750           .06
10224 Vestal Ct
Coral Springs, FL 33071

Steve L. Foster                              10,000               .18             2,500             7,500           .12
220 Sibley Trail
Searcy, AR 72143


               ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS




                                               BENEFICIAL OWNERSHIP         SHARES REGISTERED        BENEFICIAL OWNERSHIP
                                                 PRIOR TO OFFERING          IN THIS OFFERING            AFTER OFFERING
                                             ------------------------       ----------------       -------------------------
NAME/ADDRESS OF BENEFICIAL OWNER             NUMBER           PERCENT                              NUMBER         PERCENT
--------------------------------             ------           -------                              ------         -------
Eliahu S. Kreis                              10,000               .18             2,500             7,500           .12
1222 Somerset Dr.
McLean, VA 22101

Jed M. Pollack                               10,000               .18             2,500             7,500           .12
5 Myrtle Dr.
Great Neck, NY 11021

Marie A. Geisel                              10,000               .18             2,500             7,500           .12
36 South Sherman Ave
Berkeley Heights, NJ 07922

Ronald K. Setzkorn                           10,000               .18             2,500             7,500           .12
1221 Willow Rend
Clarksville, TN 37043

Delaware Charter Guarantee and Trust         10,000               .18             2,500             7,500           .12
Corp. FBO Dolores D. Giannini, IRA
800 Newberry Lane
Mt. Prospect, IL 60056

Charles Schwab & Co. Inc.                    11,111               .21             2,778             8,333           .13
FBO Bruce S. Foerster, IRA
5860 Pine Tree Dr.
Miami Beach, FL 33140

Thomas R. Creamer                            10,000               .18             2,500             7,500           .12
3842 Inverness Common
Livermore, CA 94550

Michael T. Holland/Cynthia A. Holland        10,000               .18             2,500             7,500           .12
17 Longlea Dr.
Little Rock, AR 72212

Thomas R. Matthews                           10,000               .18             2,500             7,500           .12
2523 Rockwood Way
Stone Mt., GA 30087

Robert Krantz                                47,445               .88            11,861            35,584           .56
608 88th Street
Surfside, FL 33154

Paul Forest Varner                            5,000               .09             1,250             3,750           .06

Jeff H. Varner                                5,000               .09             1,250             3,750           .06
28 Dolphin Green
Apt. 14
Port Washington, NY 11050

Kenneth Daiveyko                             10,000               .18             2,500             7,500           .12
c/o Klarberg, Raiola & Assoc
500 Fifth Ave., Ste. 2000
New York, N.Y. 10110


               ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS




                                               BENEFICIAL OWNERSHIP         SHARES REGISTERED        BENEFICIAL OWNERSHIP
                                                 PRIOR TO OFFERING          IN THIS OFFERING            AFTER OFFERING
                                             ------------------------       ----------------       -------------------------
NAME/ADDRESS OF BENEFICIAL OWNER             NUMBER           PERCENT                              NUMBER         PERCENT
--------------------------------             ------           -------                              ------         -------
Richard C. Postle                            20,000               .37             5,000            15,000           .23
4 Litzsinger Lane
St. Louis, MO 63124

Gregory P. Beam                               4,000               .07             1,000             3,000           .05
7110 S.W. 41 Court
Davie, FL 33314

Richard Carter                               10,000               .18             2,500             7,500           .12
3843 Great Rd., Apt. 201
Acton, MA 01720

Joseph Caruso                                10,000               .18             2,500             7,500           .12
1829 Boat Point Dr.
Point Pleasant, NJ 08742

Kenneth L. Bagwell TTEE Kenneth L            10,000               .18             2,500             7,500           .12
Bagwell Revocable Trust u/a/d
10/25/96
9999 Collins Ave., #11-A
Bal Harbour, FL 33154

Roy A. Beckett                                5,000               .09             1,250             3,750           .06
14710 N.W. Oak Hills Dr.
Beaverton, OR 97006

Ann Goldfarb                                  5,000               .09             1,250             3,750           .06
2750 N.E. 183 Street, Apt. T-2302
N. Miami Beach, FL 33160

Frank & Helen Goldfarb                        1,000               .02               250               750           .01
19531 N.E. 18th Court
Miami, FL 33179

Grace M. Gulla                                3,222               .06               805             2,417           .04
2975 Southwest 22nd Avenue
Suite 201
Delray Beach, FL 33445

James K. Murray, Jr                           4,000               .07             1,000             3,000           .05
1901 Holly Lane
Tampa, FL 33629

Frank Agliano                                 4,000               .07             1,000             3,000           .05
45 Spanish Main
Tampa, FL 33609

Olle Nilsson                                  4,000               .07             1,000             3,000           .05

Smith Barney Inc.                            10,000               .18             2,500             7,500           .12
IRA Custodian for IRA of
Roderick T. Wilson
610 N. Ocean Blvd
Delray Beach, FL 33483


               ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS


                                               BENEFICIAL OWNERSHIP         SHARES REGISTERED        BENEFICIAL OWNERSHIP
                                                 PRIOR TO OFFERING          IN THIS OFFERING            AFTER OFFERING
                                             ------------------------       ----------------       -------------------------
NAME/ADDRESS OF BENEFICIAL OWNER             NUMBER           PERCENT                              NUMBER         PERCENT
--------------------------------             ------           -------                              ------         -------
Michael Ira Goldberg                          5,000               .09             1,250             3,750           .06
20131 N.E. 21st Avenue
N. Miami Beach, FL 33179

William A. Hoffman                           10,000               .18             2,500             7,500           .12
7204 Mandarin Dr.
Boca Raton, FL 33433

David S. Lundeen                             25,000               .46             6,250            18,750           .29
8309 Club Ridge Dr.
Austin, TX 78735

John Dudley Davenport                         5,000               .09             1,250             3,750           .06
1858 S.W. 17th Street
Boca Raton, FL 33486

Dennis Montgomery                            20,000               .37             5,000            15,000           .23
1012 S.W. Halsey
Trout Dale, OR 97060


               ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS

                             PLAN OF DISTRIBUTION

        The Selling Shareholders have advised the Company that they may from time to time sell all or part of the Shares in one or more transactions (which may involve block transactions) in the over-the-counter market, on the Nasdaq Small Cap (R) Market (or any exchange on which the Common Stock may then be listed), in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concession or commissions from the Selling Shareholders and/or purchasers of the Shares from whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Shareholders may also pledge the Shares as collateral for margin accounts or loans and the Shares could be resold pursuant to the terms of such accounts or loans. The Selling Shareholders and any participating brokers and dealers may be deemed to be "underwriters" as defined in the Securities Act.

        The Selling Shareholders have agreed not to, directly or indirectly, sell, transfer, hypothecate, or otherwise encumber any of their Shares for a period of 180 days following the date of this Prospectus, without the prior written consent of Sovereign Equity Management Compensation, the managing underwriter of the Concurrent Offering described below. The Selling Shareholders have also severally agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act, in connection with their ownership of, and authority to sell, their respective Shares.

        In order to comply with certain state securities laws, if applicable, the Shares will not be sold in a particular state unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.


                             CONCURRENT OFFERING

        The Registration Statement, of which this Prospectus forms a part, contains a separate prospectus with respect to a concurrent offering (the "Concurrent Offering") by the Company of 1,000,000 shares of Common Stock and 650,000 warrants.

               ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS

===============================================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFERING IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                 ------------

===============================================================================
===============================================================================


                            2CONNECT EXPRESS, INC.


                                375,000 SHARES
                                      OF
                                 COMMON STOCK


                                 ------------
                                  PROSPECTUS
                                 ------------


                            _______________, 199_

===============================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Bylaws limit, to the maximum extent permitted by Florida law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors or officers. The Bylaws provide further that the Company shall indemnify to the fullest extent permitted by Florida law any person made a party to an action or proceeding by reason of the fact that such person was director, officer, employee or agent of the Company. The Bylaws also provide that directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit, or proceeding in which such director or officer is made a party by virtue of his or her being an officer or director of the Company to the maximum extent permitted by Florida law.

         Prior to the offering, the Company expects to enter into separate indemnification agreements with its officers and directors containing provisions which are in some respect broader than the specific indemnification provisions contained in the Company's Bylaws. The indemnification agreements may require the Company, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status as directors and officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

         Reference is made to the following documents filed as Exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:


         Document                                                 Exhibit Number
         --------                                                 --------------
Underwriting Agreement..............................................1.1
Registrant's Articles of Incorporation..............................3.1
Registrant's Bylaws.................................................3.2

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions and the Representatives' nonaccountable expense allowance, payable in connection with the sale of the Common Stock being registered hereby. All amounts are estimates, except the registration fee and the NASD filing fee.



         Item                                                          Amount
-------------------------------                                        ------
SEC registration fee .................................................$6,772.70
NASD filing fee ......................................................    2,735
Nasdaq listing fee ...................................................    7,000
Blue Sky fees and expenses ...........................................   60,000*
Printing and engraving expenses ......................................   55,000*
Road show expenses ...................................................   15,000*
Legal fees and expenses ..............................................  150,000*
Auditors' fees and expenses ..........................................   20,000*
Transfer Agent and Registrar fees ....................................    3,500*
Representative's non-accountable
   expense allowance .................................................  211,950*
Miscellaneous expenses ...............................................18,042.30*
         Total ....................................................... $550,000*
                                                                      --------

--------------------

*  Estimated


ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES.

         The following is a summary of the transactions by Registrant since the Registrant's incorporation on April 19, 1996, involving sales of Registrant's securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

         On April 19 and 20, 1996, the founding shareholders of the Company (Marc Fishman, Kevin Killoran, Allan Fishman, Thomas Vittor, Richard Gurian, Tim Flavin, Charles Northington, Richard Thal, David Lansburgh, Scott Zimmerman, David Kusiel, Lowell Williams, John Semyan, and James Holbrook) received 1,900,000 shares of Common Stock for nominal consideration. The issuances of these 1,900,000 shares were deemed exempt from registration under the Securities Act in reliance on Section 4(2) of such Act. In addition, the recipients of the 1,900,000 shares of founders' Common Stock represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates.

         On May 15, 1996, the Company closed a $30,100 offering of 1,505,000 shares of Common Stock at $.02 per share. The purchasers of the Common Stock at $.02 per share (Allan Fishman, Thomas Vittor, Scott Zimmerman, Robert S. Davimos, Jeannine Gurian, Henry Allen, Philip Gurian, Robert Zara, Bauman Ltd., Gary Kelman, H&H Partnership, Laura Fiero, Reinerman Ltd., Arnold Jaffee, Yale Fishman, Leon Katz, Logan Davis, Nathan Nacklas, Richard H. Davimos, Jr., and Osmond Howe) would have forfeited their shares if they failed to purchase shares of Common Stock in subsequent offerings so that the Company would have received $350,000 in capital contributions by the consummation of the first follow-up offering of Common Stock, and $2,500,000 in capital contributions by the consummation of the second follow-up offering of Common Stock.

         On May 17, 1996, the Company closed a $368,650 offering of 505,000 shares of Common Stock at $.73 per share (purchasers: Richard Gurian, Robert S. Davimos, Jeannine Gurian, H&H Partnership, Richard H. Davimos, Richard H. Davimos, Jr., John L. Davimos, Melissa Warman, Carol Miller, Mario Arace, Lynn Tilton, Osmond Howe, Frank Hernandez, Wayne Sewell, Michael Clair, Elliot Starman, J. Barrie Farrington, Timothy Gula, and Don Brennan). The issuance of the 1,505,000 shares of Common Stock at $.02 per share and the 505,000 shares of Common Stock at $.73 per share were deemed exempt from registration under the Securities Act in reliance on Rule 506 promulgated under the Securities Act.

         All recipients had adequate access to information about the Registrant. The Registrant believes that all of the purchasers of the Common Stock in this offerings at $.02 per share and $.73 per share were accredited investors as defined in Rule 501 promulgated under the Securities Act.

         On August 30, 1996, the Company closed a $3,375,000 offering of 1,500,000 shares of Common Stock at $2.25 per share. Sovereign Equity Management Corporation, the Managing Underwriters in this offering, served as the Placement Agent in the 1,500,000 share offering, for which it received a fee in the form of a Placement Agent's discount of $337,500 (10% of the gross proceeds of this offering) and a non-accountable expense allowance of $101,250 (3% of the gross proceeds of this offering). The Company believes that the issuance of the 1,500,000 shares of Common Stock at $2.25 per share was deemed exempt from the registration requirements of the Securities Act in reliance on Rule 506 promulgated under the Securities Act. All recipients of the Common Stock in this offering at $2.25 per share had adequate access to the information about the Registrant, and the recipients represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution. Appropriate legends were affixed to the share certificates. The Registrant believes that all of the purchasers of the Common Stock in the $2.25 per share offering were accredited investors as defined in Rule 501 promulgated under the Securities Act.


ITEM 27.          EXHIBITS.

         (a)      Exhibits
                    1.1               Form of Underwriting Agreement(1)
                    3.1               Articles of Incorporation of Registrant, as amended to date
                    3.2               Bylaws of Registrant
                    4.1               Specimen Common Stock Certificate of Registrant
                    5.1               Opinion of Adorno & Zeder, P.A.(1)
                    10.1              1996 Stock Option Plan
                    10.2              Directors' Option Plan
                    10.3              Employment Agreement with Marc D. Fishman
                    10.4              Employment Agreement with Steve Stedman
                    10.5              Employment Agreement with Michael Wichelns
                    10.6              Employment Agreement with Jeff Manly
                    10.7              Form of Redeemable Common Stock Purchase Warrant(1)
                    10.8              Underwriter's Warrant(1)
                    11.1              Statement Re Computation of Net Loss Per Share(1)
                    23.1              Consent of KPMG Peat Marwick LLP
                    23.2              Consent of Adorno & Zeder, P.A. (included as part of Exhibit 5.1)
                    24.1              Powers of Attorney (included on signature page)
                    27                Financial Data Schedule (for SEC use only)

----------------------------------
(1)      To be filed by amendment.


ITEM 28.          UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and this offering of the securities at that time to be the initial bona fide offering.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         (4) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (6) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (7) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City of Plantation, Florida on November 5, 1996.

                                 2CONNECT EXPRESS, INC.

                                 By: /s/ Marc D. Fishman
                                     ---------------------------------------
                                      Marc D. Fishman
                                      President, Chief Executive Officer and
                                      Chairman of the Board


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Marc D. Fishman as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


/s/ Marc D. Fishman   President, Chief Executive Officer and   November 5, 1996
-------------------   Chairman of the Board of Directors
Marc D. Fishman       (Principal Executive Officer)


/s/ Steve Stedman     Vice President, Finance and Chief        November 5, 1996
-------------------   Financial Officer
Steve Stedman         (Principal Financial and
                      Accounting Officer)

================================================================================






                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    EXHIBITS

                                       TO

                                   FORM SB-2



                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933





                             ---------------------
                             2CONNECT EXPRESS, INC.
                             ---------------------






================================================================================